UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

  Amendment No. 1

TIER 2 OFFERING

OFFERING STATEMENT UNDER THE SECURITIES ACT OF 1933

NEW MOMENTUM CORPORATION
(Exact name of registrant as specified in its charter)

Date: January 22, 2021

Nevada	8741	88-0435998
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification Number)

Room 1101, 11/F, Technology Plaza

651 King’s Road

North Point, Hong Kong

Phone: +852 2911-0119

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Please send copies of all correspondence to:

Jonathan D. Leinwand, Esq.

Jonathan D. Leinwand, P.A.

18305 Biscayne Blvd, Suite 200

Aventura, FL 33160

Phone: (954) 903-7856

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION, UNLESS A SUBSEQUENT AMENDMENT IS FILED INDICATING THE INTENTION TO BECOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A.

PART I - NOTIFICATION

Part I should be read in conjunction with the attached XML Document for Items 1-6

PART I – END

Preliminary Offering Circular dated January 22, 2021 -- SUBJECT TO COMPLETION

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

New Momentum Corporation

Room 1101, 11/F, Technology Plaza

651 King’s Road

North Point, Hong Kong

Phone: +852 2911-0119

Offering Total: $5,000,000

An Offering Price of $ [___] per Share*

Maximum Offering of 10,000,000 Shares

This is the public offering of securities of New Momentum Corporation, a Nevada corporation. We are offering up to 10,000,000 shares of our common stock, par value $0.001 per share (“Common Stock”), at an offering price of $ [  ] per share (the “Offered Shares”). The price will be fixed and established after qualification with an anticipated price of $[  ] per share. Once the price is firmly set, it will remain fixed for the duration of the Offering. This Offering will terminate on twelve months from the day the Offering is qualified, subject to extension for up to thirty (30) days as defined below or the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”). The minimum purchase requirement per investor is ___,000 Offered Shares ($_________); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 11 of this Offering Circular.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis. Upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

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This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

The Company is using the Offering Circular format in its disclosure in this Offering Circular.

Our Common Stock is traded in the OTC Market Group’s OTC Pink Market under the stock symbol “NNAX.” Effective June 18, 2020, the Company changed its name from “Eason Education Kingdom Holdings, Inc.” to New Momentum Corporation. In connection with the name change, on July 27, 2020, the Company changed its ticker symbol from “EKKH” to “NNAX.”

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 11 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

Securities Offered by the Company	Price Per Share to Public		Total Number of Shares Being Offered	Broker-Dealer discount and commissions (1)		Proceeds to issuer (2)
Per Share of Common Stock	$		Up to 10,000,000	$	Upto0.10	$	At least 0.90
Total Maximum		$5,000,000	10,000,000	$	Upto500,000		$-

(1)

We may offer the shares of our common stock through registered broker-dealers or a selling agent and we may pay finders, although we have no current arrangements to do so. We currently do not have any specific plans or arrangements to use a selling agent, broker-dealer or finder; however, if we choose to do so in the future, information about any such broker dealer, selling agent, or finder shall be disclosed in an amendment to this Offering Circular.

(2)	This does not account for the payment of legal expenses of this offering, which is currently estimated to be approximately $25,000. See “Plan of Distribution.”

* We are relying Rule 253(b) with respect to the determination of the purchase price per share of common stock in this preliminary Offering Circular. We will provide final pricing information in a final or supplemental offering circular at the time of sale of shares of our common stock pursuant to this offering. An Issuer may raise an aggregate of $50.0 million in a 12-month period pursuant to Tier 2 of Regulation A of the Securities Act of 1933, as amended (the “Securities Act”).

Our Board of Directors used its business judgment in setting a value of $1.00 per share to the Company as consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

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In this Offering Circular, unless the context indicates otherwise, references to “New Momentum Corporation,” “New Momentum Corp.,” “New Momentum,” “we,” the “Company,” “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of New Momentum Corporation.

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this Offering Circular and any accompanying offering circular supplements, which we refer to collectively as the Offering Circular. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with different information. This Offering Circular may only be used where it is legal to sell these securities. You should not assume that the information contained in this Offering Circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This Offering Circular is part of an offering statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an offering circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

We, and if applicable, those selling Common Stock on our behalf in this offering, will be permitted to make a determination that the purchasers of Common Stock in this offering are “qualified purchasers” in reliance on the information and representations provided by the purchaser regarding the purchaser’s financial situation. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A (“Regulation A”) under the Securities Act of 1933, as amended (the “Securities Act”). For general information on investing, we encourage you to refer to www.investor.gov.

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our Common Stock is being offered and sold only to “qualified purchasers” (as defined in Regulation A). As a Tier 2 offering pursuant to Regulation A, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our Common Stock offered hereby is offered and sold only to “qualified purchasers” or at a time when our Common Stock is listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D under the Securities Act (“Regulation D”) and (ii) all other investors so long as their investment in our Common Stock does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.	an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person; or

2.

earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details and “Investment Limitations” below.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•	The speculative nature of the business;

•	Our reliance on suppliers and vendors;

•	Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a “going concern;”

•	Our ability to effectively execute our business plan;

•	Our ability to manage our expansion, growth and operating expenses;

•	Our ability to finance our businesses;

•	Our ability to promote our businesses;

•	Our ability to compete and succeed in highly competitive and evolving businesses;

•	Our ability to respond and adapt to changes in technology and customer behavior; and

•	Our ability to protect our intellectual property and to develop, maintain and enhance our business strategy.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Company Information

We intend to develop travel services businesses, including “Gagfare,” an online ticketing platform that provides travelers a “Book Now, Pay Later” business model allowing travelers to secure the best fares and reserve flights well ahead of time. The Company intends to also become the driving force behind a bold new hospitality concept that takes nature lovers and intrepid travelers to exciting new and established destinations. The Company intends to curate a collection of boutique properties, each with a focus on diving, sustainability, conservation, and cultural authenticity, offering a thoroughly contemporary travel experience that is intrinsically linked to the destination, its heritage and its culture.

Our fiscal year-end date is December 31.

We do not incorporate the information on or accessible through our websites into this Offering Circular, and you should not consider any information on, or that can be accessed through, our websites a part of this Offering Circular.

Dividends

The Company has not declared or paid a cash dividend to shareholders since it was organized and does not intend to pay dividends in the foreseeable future. The board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company’s earnings, capital requirements and other factors.

Trading Market

Our Common Stock is quoted on OTC Market Group’s OTC Pink Market under the stock symbol “NNAX.” Effective June 18, 2020, the Company changed its name from “Eason Education Kingdom Holdings, Inc.” to New Momentum Corporation. In connection with the name change, on July 27, 2020, the Company changed its ticker symbol from “EKKH” to “NNAX.”

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THE OFFERING

Issuer:	New Momentum Corporation.

Securities offered:

A maximum of 10,000,000 shares of our common stock, no par value (“Common Stock”) at an offering price of $   per share. The price will be fixed and established after qualification. Once the price is set, it will remain fixed for the duration of the Offering (the “Offered Shares”). (See “Distribution.”).

Number of shares of Common Stock outstanding before the offering	320,868,500 issued and outstanding as of November 12, 2020.

Number of shares of Common Stock to be outstanding after the offering	330,868,500, if the maximum amount of Offered Shares are sold.

Price per share:	$

Maximum offering amount:	$5,000,000 (See “Plan of Distribution.”)

Trading Market:

Our Common Stock is quoted on the OTC Market Group’s OTC Pink Market Sheets division under the symbol “NNAX.”

Prior to our name change, which took effect June 18, 2020, the Company’s ticker symbol was “EKKH.”

Use of proceeds:

If we sell all of the shares being offered hereby, after deducting expenses as described elsewhere in this Offering Circular, we intend to use the net proceeds for working capital and other general corporate purposes.

Risk factors:	Investing in our Common Stock involves a high degree of risk, including: Immediate and substantial dilution. Limited market for our stock. See “Risk Factors.”

Termination:

This Offering will terminate on twelve months from the day the Offering is qualified, subject to extension for up to thirty (30) days as defined below or the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”).

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RISK FACTORS

Investment in our common shares involves a high degree of risk. You should carefully consider, among other matters, the following risk factors in addition to the other information contained in the Company’s Annual Report on Form 10-K when evaluating our business because these risk factors may have a significant impact on our business, financial condition, operating results or cash flow. If any of the material risks described below or in subsequent reports we file with the Securities and Exchange Commission (“SEC”) actually occur, they may materially harm our business, financial condition, operating results or cash flow. Additional risks and uncertainties that we have not yet identified or that we presently consider to be immaterial may also materially harm our business, financial condition, operating results or cash flow.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

We are unable to predict the impact of COVID-19 on our Company .

The COVID-19 pandemic has created and may continue to create significant uncertainty in macroeconomic conditions, which may cause further business disruptions that adversely impact our business and operations. Our business prospects may be significantly impacted due to the decrease in travel demand related to COVID-19.  The widespread outbreak of the COVID-19 pandemic, and measures to contain the virus, including government travel restrictions and quarantine orders, have had a significant negative impact on the travel industry. COVID-19 has forced airlines and hotels to operate at significantly reduced service levels and has negatively impacted consumer sentiment and consumers’ ability to travel. Indeed, the COVID-19 pandemic has severely restricted the level of economic activity around the world and is having an unprecedented effect on the global travel industry. In response to the pandemic, the governments of many countries, states, cities and other geographic regions have implemented containment measures, such as imposing restrictions on travel and business operations and advising or requiring individuals to limit or forgo their time outside of their homes. Individuals’ ability to travel has been curtailed through border closures, mandated travel restrictions and limited operations of hotels and airlines and may be further limited through additional voluntary or mandated closures of travel-related businesses. We cannot predict the future impact of COVID-19 on our Company.

Our limited operating history makes evaluating our business and future prospects difficult and may increase the risk of your investment.

We have a very limited operating history on which investors can base an evaluation of our business, operating results and prospects. We have very little operating history with respect to commercializing our travel booking platform and no operating history commercializing any other travel-related products. Consequently, it is difficult to predict our future revenues, if any, and appropriately budget for our expenses, and we have limited insight into trends that may emerge and affect our business.

There is no historical financial information about the Company upon which to base an evaluation of our performance. We have not generated any revenues from our business. We cannot guarantee we will be successful in our business plans. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration and/or development, and possible cost overruns due to price and cost increases in services. We have no intention of entering into a merger or acquisition within the next twelve months and we have a specific business plan and timetable to complete our 12-month plan of operation based on the success of this Offering.

We have a history of operating losses and expect to continue incurring losses for the foreseeable future.

To date the Company has little operations or revenues and consequently has incurred recurring losses from operations. No revenues are anticipated until we complete the financing we endeavor to obtain via this Offering and are able to implement our initial business plan. The ability of the Company to continue as a going concern is dependent on raising capital to fund our business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.

If we are unable to obtain additional funding, our business operations will be harmed.

There are no assurances that we will be successful in obtaining the level of financing needed for our operations, and we may be unable to secure such funding when needed in adequate amounts or on acceptable terms, if at all. Any additional equity financing may involve substantial dilution to our then existing shareholders. The inability to raise the additional capital will restrict our ability to develop and conduct business operations.

If we are unsuccessful in raising the sufficient proceeds through this Offering, we will then have to seek additional funds through debt financing, which would be highly difficult for a new development stage company to secure. Therefore, the Company is highly dependent upon the success of this Offering and failure thereof would result in the Company having to seek capital from other sources such as debt financing, which may not even be available to the Company. However, if such financing were available, because we are a development stage company with no operations to date, it would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing and determine whether the business could sustain operations and growth and manage the debt load. If we cannot raise additional proceeds via a private placement of its common stock or secure debt financing, it would be required to cease business operations. As a result, investors in our common stock would lose all of their investment.

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Our independent auditors have expressed their concern as to our ability to continue as a going concern.

As a result of our financial condition, we have received a report from our independent registered public accounting firm for our financial statements for the year ended December 31, 2019 that includes an explanatory paragraph describing the uncertainty as to our ability to continue as a going concern without the infusion of significant additional capital. There can be no assurance that management will be successful in implementing its plans. If we are unable to raise additional financing, we may cease operations.

Our products may not be successful in gaining market acceptance, which would negatively impact our revenues.

Currently, our business strategy is to continue commercializing our travel booking platform and to develop other travel related businesses. We may have difficulties in reaching market acceptance, which could negatively impact our revenues.

If we are not able to develop out business as anticipated, we may not be able to generate meaningful revenues or achieve meaningful profitability and you may lose your investment.

Our wholly-owned subsidiary, Gagfare Limited, was incorporated on July 31, 2015, and our comprehensive income for the year ended December 31, 2019 and December 31, 2018, was $183 and $11,636 respectively. We have few customers, and we have earned limited revenues to date. Our business prospects are difficult to predict because of our limited operating history, and unproven -marketing strategy. Our primary business activities will be focused on the operation of our online platform, gagfare.com, which is a global flight booking platform for individuals and agencies to search, book and issue of their most favorable flight tickets. Although we believe that our business plan has significant profit potential, we may not attain profitable operations and our management may not succeed in realizing our business objectives. If we are not able to develop our business as anticipated, we may not be able to generate revenues or achieve profitability and you may lose your entire investment.

Many of our potential competitors are better established and have significantly greater resources which may make it difficult for us to compete in the markets in which we intend to sell our products.

The market for the products we develop is highly competitive. Many of our potential competitors are well established with larger and better resources, longer relationships with customers and suppliers, greater name recognition and greater financial, technical and marketing resources than we have. Increased competition may result in price reductions, reduced gross margins, loss of market share and loss of agents, any of which could materially and adversely affect our business, operating results and financial condition. We cannot ensure that prospective competitors will not adopt technologies or business plans similar to ours or develop products which may be superior to ours or which may prove to be more popular. It is possible that new competitors will emerge and rapidly acquire market share. We cannot ensure that we will be able to compete successfully against future competitors or that the competitive pressures will not materially and adversely affect our business, operating results and financial condition.

If we lose any of our key management personnel or consultants, we may not be able to successfully manage our business or achieve our objectives.

Our future success depends in large part upon the leadership and performance of our management and consultants. The Company's operations and business strategy are dependent upon the knowledge and business contacts of our executive officers and our consultants. Although, we hope to retain the services of our officers and consultants, if any of our officer or consultants should choose to leave us for any reason before we have hired additional personnel, our operations may suffer. If we should lose their services before we are able to engage and retain qualified employees and consultants to execute our business plan, we may not be able to continue to develop our business as quickly or efficiently.

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In addition, we must be able to attract, train, motivate and retain highly skilled and experienced technical employees in order to successfully develop our business. Qualified technical employees often are in great demand and may be unavailable in the time frame required to satisfy our business requirements. We may not be able to attract and retain sufficient numbers of highly skilled technical employees in the future. The loss of technical personnel or our inability to hire or retain sufficient technical personnel at competitive rates of compensation could impair our ability to successfully grow our business. If we lose the services of any of our personnel, we may not be able to replace them with similarly qualified personnel, which could harm our business.

Outbreaks of contagious diseases, such as COVID-19 or natural disasters may adversely affect our business and operating results.

The global travel industry is generally susceptible to, and may suffer as a result of, outbreaks of contagious diseases or natural disasters, such as COVID-19, SARS, H1N1 influenza (swine flu), H7N9 bird flu, Ebola, Middle East respiratory syndrome, or MERS, snowstorms, earthquakes, typhoons, tsunami, nuclear accidents, or prolonged political protests. The world is currently struggling with the outbreak of COVID-19 and there may be other contagious disease outbreaks in the future or extreme unexpected bad weather or natural disasters which could adversely affect our customers’ desire to travel and therefore affect our business and operating results. Ongoing concerns regarding contagious disease or natural disasters, particularly its effect on travel, could negatively impact our customers’ desire to travel. If there is a recurrence of an outbreak of certain contagious diseases or natural disasters, travel to and from affected regions could be curtailed. Government advice regarding, or restrictions on, travel to and from these and other regions on account of an outbreak of any contagious disease or occurrence of natural disasters may have a material adverse effect on our business and operating results.

Developments or assertions by us or against us relating to intellectual property rights could materially impact our business.

We will attempt to protect proprietary and intellectual property rights to our products through licensing and distribution arrangements although we currently do not have any patents or applications for our products. Litigation may also be necessary in the future to enforce our intellectual property rights or to determine the validity and scope of the proprietary rights of others or to defend against claims of invalidity. Such litigation could result in substantial costs and the diversion of resources. As we create or adopt new software, we will also face an inherent risk of exposure to the claims of others that we have allegedly violated their intellectual property rights.

Our products could infringe on the intellectual property rights of others which may result in costly litigation and, if we do not prevail, could also cause us to pay substantial damages and prohibit us from selling or licensing our products.

Third parties may assert infringement or other intellectual property claims against us. We may have to pay substantial damages, including damages for past infringement if it is ultimately determined that our products or technology infringe a third party’s proprietary rights. Further, we may be prohibited from selling or providing products before we obtain additional licenses, which, if available at all, may require us to pay substantial royalties or licensing fees. Even if claims are determined to be without merit, defending a lawsuit takes significant time, may be expensive and may divert management’s attention from our other business concerns. Any public announcements related to litigation or interference proceedings initiated or threatened against us could cause our business to be harmed and our stock price to decline.

We have identified material weaknesses in our internal control over financial reporting, and if we are unable to achieve and maintain effective internal control over financial reporting or effective disclosure controls, we may be at risk to accurately report financial results or detect fraud, which could have a material adverse effect on our business.

Our management assessed our internal control over financial reporting based on the 2013 version of the Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Based on the results of this assessment, our management concluded that our internal control over financial reporting was not effective as of December 31, 2019 based on such criteria. Deficiencies existed in the design or operation of our internal controls over financial reporting that adversely affected our internal controls and that may be considered to be material weaknesses. The matters involving internal controls and procedures that our management considered to be material weaknesses under the standards of the Public Company Accounting Oversight Board were: (i) lack of a majority of independent members and a lack of a majority of outside directors on our Board, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures; and (ii) inadequate segregation of duties consistent with control objectives. Management believes that the lack of a majority of outside directors on our Board results in ineffective oversight in the establishment and monitoring of required internal controls and procedures, which could result in a material misstatement in our financial statements in future periods.

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We cannot assure you that we will be able to remediate our existing material weaknesses in a timely manner, if at all, or that in the future additional material weaknesses will not exist, reoccur or otherwise be discovered, a risk that is significantly increased in light of the complexity of our business. If our efforts to remediate these material weaknesses, as described in Item 9A “Controls and Procedures” of the Company’s Form 10-K filed on March 30, 2020, are not successful or if other deficiencies occur, our ability to accurately and timely report our financial position, results of operations, cash flows or key operating metrics could be impaired, which could result in late filings of our annual or interim reports under the Exchange Act, restatements of our consolidated financial statements or other corrective disclosures. Our failure to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 on an ongoing, timely basis could result in the loss of investor confidence in the reliability of its financial statements, which in turn could harm our business and negatively impact the trading price of the common shares. In addition, future changes in our accounting, financial reporting, and regulatory environment may create new areas of risk exposure. Failure to modify our existing control environment accordingly may impair our controls over financial reporting and cause our investors to lose confidence in the reliability of our financial reporting, which may adversely affect our share price, suspension of trading or delisting of our common shares by OTC Pink Market, or other material adverse effects on our business, reputation, results of operations, financial condition or liquidity. Furthermore, if we continue to have these existing material weaknesses, other material weaknesses or significant deficiencies in the future, it could create a perception that our financial results do not fairly state our financial condition or results of operations. Any of the foregoing could have an adverse effect on the value of our shares.

Risks Relates to Operations in Hong Kong, given its political, economic, and legal environments.

The economy of Hong Kong is subject to a degree of economic, political and social instability. Hong Kong reverted to Chinese sovereignty on July 1, 1997 as a Special Administrative Region (SAR) of the PRC under the principle of “one country, two systems.” Although China is obligated to maintain the current capitalist economic and social system of Hong Kong through June 30, 2047, the continuation of economic and social freedoms enjoyed in Hong Kong is, in part, dependent on the government of China. Any attempt by China to tighten its control over Hong Kong’s political, economic, legal or social policies may result in an adverse effect on Hong Kong’s economy and regulations overall. Nonetheless, at this time, there is regulatory and gubernatorial separateness between Hong Kong and China except, as seen recently, with respect to national security matters, and this does not pose specific risk to the Company’s ability to operate. Our Company operates out of Hong Kong, does not have offices or subsidiaries in mainland China and is not audited in mainland China. While there has been a level of political unrest in Hong Kong since June 2019, this has not affected our ability to operate our business.

To date, nor in the experience of members of the Board of Directors of the Company (some of which are travel industry veterans, with more than 30 years’ experience, Board Members of the Travel industry Council, Board member of APJC (Airline Partners Join Council) and of IATA to name a few), the travel business in which the Company operates has not been limited in operations or stifled in its growth because of any travel restrictions arising from political issues in Hong Kong, nor the country’s economic and legal environment. Rather, like other governments, travel warning to countries that are politically unstable are occasionally governmentally set forth as are travel warnings with respect to health matters. The Company is a service provider platform much like other ticketing providers, such as Sky scanner and Expedia; the biggest difference is we allow people to “book now and pay later” instead of “book and pay”; thus, Hong Kong’s political, economic, and legal environment has not been and is not expected to be relevant to the operations or success of our Company.

If our security measures are breached and unauthorized access to a customer’s data are obtained, our products may be perceived as insecure, we may incur significant liabilities, our reputation may be harmed and we could lose sales and customers.

Our products involve the storage and transmission of customers’ information, which, in the United States, is regulated by state and federal privacy and security laws. Because of the sensitivity of this information, the security features of our product are very important. If our security measures, some of which will be managed by third parties, are breached or fail, unauthorized persons may be able to obtain access to sensitive data. A security breach or failure could result from a variety of circumstances and events, including but not limited to third-party action, employee negligence or error, malfeasance, computer viruses, attacks by computer hackers, failures during the process of upgrading or replacing software, databases or components thereof, power outages, hardware failures, telecommunication failures, user errors, and catastrophic events.

If our security measures were to be breached or fail, our reputation could be severely damaged, adversely affecting customer or investor confidence, customers may curtail their use of or stop using our products and our business may suffer. In addition, we could face litigation, damages for contract breach, penalties and regulatory actions and other state and federal privacy and security regulations, significant costs for investigation, remediation and disclosure and for measures to prevent future occurrences. In addition, any potential security breach could result in increased costs associated with liability for stolen assets or information, repairing system damage that may have been caused by such breaches, incentives offered to customers or other business partners in an effort to maintain the business relationships after a breach and implementing measures to prevent future occurrences, including organizational changes, deploying additional personnel and protection technologies, training employees and engaging third-party experts and consultants. While we maintain insurance covering certain security and privacy damages and claim expenses, we may not carry insurance or maintain coverage sufficient to compensate for all liability and in any event, insurance coverage would not address the reputational damage that could result from a security incident.

We plan to outsource important aspects of the storage and transmission of customer information, and thus rely on third parties to manage functions that have material cyber-security risks. These outsourced functions include services such as software design and product development, software engineering, database consulting, data-center security, IT, network security, data storage and Web application firewall services. We cannot assure you that any measures that are taken will adequately protect us from the risks associated with the storage and transmission of customers’ information.

We may experience cyber-security and other breach incidents that may remain undetected for an extended period. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until launched against us, we may be unable to anticipate these techniques or to implement adequate preventive measures. In addition, in the event that our customers authorize or enable third parties to access their data or the data of their employees on our systems, we cannot ensure the complete integrity or security of such data in our systems as we would not control access. If an actual or perceived breach of our security occurs, or if we are unable to effectively resolve such breaches in a timely manner, the market perception of the effectiveness of our security measures could be harmed, we could be subject to regulatory action or other damages and we could lose sales and customers.

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If we fail to comply with applicable state and federal privacy and security laws, we may be subject to significant liabilities, reputational harm and other negative consequences, including decreasing the willingness of current and potential customers to work with us.

Once our products are deployed in the United States, we will be subject to data privacy and security regulation by both the federal government and the states in which we conduct our business.

In addition, states have enacted privacy and security laws and regulations that regulate the use and disclosure of certain data. These laws vary by state and could impose additional requirements and penalties on us. For example, state laws and regulations may require us to notify affected individuals in the event of a data breach involving individually identifiable information. In addition, the Federal Trade Commission may use its consumer protection authority to initiate enforcement actions in data privacy and security matters.

If we are unable to protect the privacy and security of our customers’ data, we could be found to have breached our contracts with our customers, we could face civil and criminal penalties under federal and state laws, we could be subject to litigation and we could suffer reputational harm or other damages. We may not be able to adequately address the business, technical and operational risks created by privacy and security regulations. Furthermore, we are unable to predict what changes to laws or regulations might be made in the future or how those changes could affect our business or the costs of compliance.

Our proprietary software may not operate properly, which could damage our reputation, give rise to claims against us or divert application of our resources from other purposes, any of which could harm our business and operating results.

Proprietary software development is time-consuming, expensive and complex, and may involve unforeseen difficulties. We may encounter technical obstacles, and it is possible that we discover additional problems that prevent our proprietary applications from operating properly. We are currently implementing software with respect to a number of new applications and services. If our software does not function reliably or fails to achieve client expectations in terms of performance, clients could assert liability claims against us or attempt to cancel their contracts with us. This could damage our reputation and impair our ability to attract or maintain clients.

Moreover, data services as complex as those we offer have in the past contained, and may in the future develop or contain, undetected defects or errors. Material performance problems, defects or errors in our existing or new software and applications and services may arise in the future and may result from interface of our offering with systems and data that we did not develop and the function of which is outside of our control or undetected in our testing. These defects and errors and any failure by us to identify and address them could result in loss of revenue or market share, diversion of development resources, injury to our reputation and increased service and maintenance costs. The costs incurred in correcting any defects or errors may be substantial and could adversely affect our operating results.

We depend on data centers operated by third parties for our products, and any disruption in the operation of these facilities could adversely affect our business.

We provide our products through a third-party data center. While we control and have access to our servers and all of the components of our network that are located in our external data centers, we do not control the operation of these facilities. The owners of our data centers have no obligation to renew agreements with us on commercially reasonable terms, or at all. If we are unable to renew any such agreements we may enter into on commercially reasonable terms, or if our data center operator is acquired, we may be required to transfer our servers and other infrastructure to new data center facilities, and we may incur significant costs and possible service interruption in connection with doing so.

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Problems faced by our third-party data center locations could adversely affect the experience of our customers. The operators of the data centers could decide to close their facilities without adequate notice. In addition, any financial difficulties, such as bankruptcy, faced by the operators of the data centers or any of the service providers with whom we or they contract may have negative effects on our business, the nature and extent of which are difficult to predict. Additionally, if our data centers are unable to keep up with our growing needs for capacity, this could have an adverse effect on our business. For example, a rapid expansion of our business could affect the service levels at our data centers or cause such data centers and systems to fail. Any changes in third-party service levels at our data centers or any disruptions or other performance problems with our products could adversely affect our reputation or result in lengthy interruptions in our services. Interruptions in our services might reduce our revenue, cause us to issue refunds to customers for prepaid and unused subscriptions, subject us to potential liability or adversely affect our renewal rates.

If currency exchange rates fluctuate substantially in the future, the results of our operations, which are reported in U.S. dollars, could be adversely affected.

As we seek to operate our business on a global scale, we are exposed to the effects of fluctuations in currency exchange rates. We incur certain operating expenses in foreign currencies. Fluctuations in the exchange rates between the U.S. dollar and those currencies could result in the dollar equivalent of such expenses being higher. This could have a negative impact on our reported results of operations. Although we may in the future decide to undertake foreign exchange hedging transactions to cover a portion of our foreign currency exchange exposure, we currently do not hedge our exposure to foreign currency exchange risks.

A security breach or disruption or failure in a computer or communications systems could adversely affect us.

Our operations depend on the continued and secure functioning of our computer and communications systems and the protection of electronic information (including sensitive personal information as well as proprietary or confidential information) stored in computer databases maintained by us or by third parties. Such systems and databases are subject to breach, damage, disruption or failure from, among other things, cyber-attacks and other unauthorized intrusions, power losses, telecommunications failures, fires and other natural disasters, armed conflicts or terrorist attacks. We may be subject to threats to our computer and communications systems and databases of unauthorized access, computer hackers, computer viruses, malicious code, cyber-crime, cyber-attacks and other security problems and system disruptions. Unauthorized persons may attempt to hack into our systems to obtain personal data relating to customers or employees or our confidential or proprietary information or of third parties or information relating to our business and financial data. If, despite our efforts to secure our systems and databases, events of this nature occur, we could expose customers or employees to financial or identity theft, lose customers or employees or have difficulty attracting new customers or employees, be exposed to the loss or misuse of confidential information or business and financial data, have disputes with customers or employees, suffer regulatory sanctions or penalties under applicable laws, incur expenses as a result of a data privacy breach, or suffer other adverse consequences including legal action and damage to our reputation.

RISKS ASSOCIATED WITH OUR COMMON SHARES AND COMPANY

We expect that our stock price will fluctuate significantly.

The trading price of our common shares may be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. In addition to the factors discussed in this “Risk Factors” section and elsewhere in this report, these factors include:

●	announcement of new products by our competitors;

●	release of new products by our competitors;

●	adverse regulatory decisions;

●	developments in our industry or target markets; and

●	general market conditions including factors unrelated to our operating performance.

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Recently, the stock market in general has experienced extreme price and volume fluctuations. Continued market fluctuations could result in extreme market volatility in the price of our common shares which could cause a decline in the value of our shares.

Market prices for securities of development stage companies generally are volatile and the share price for our common shares has been historically volatile. This increases the risk of securities litigation. Factors such as announcements of innovations, new commercial products, patents, the development of proprietary rights, regulatory actions, publications, financial results, our financial position, future sales of shares by us or our current shareholders and other factors could have a significant effect on the market price and volatility of the common shares.

If our business is unsuccessful, our shareholders may lose their entire investment.

Although shareholders will not be bound by or be personally liable for our expenses, liabilities or obligations beyond their total original capital contributions, should we suffer a deficiency in funds with which to meet our obligations, the shareholders as a whole may lose their entire investment in our Company.

Trading of our common shares on the OTC Pink Market is limited and sporadic, making it difficult or impossible for our shareholders to sell their shares or liquidate their investments.

There is a very limited market for our common shares. The OTC Pink Market is a significantly more limited market than established exchanges such as the New York Stock Exchange or NASDAQ. There is no assurance that a sufficient market will develop in our shares, and the lack of an active market will impair your ability to sell your common shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair value of our common shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire other companies or technologies by using our shares as consideration. Even after trading volume increases, trading through the OTC Pink Market is frequently thin and highly volatile.

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Our common shares are subject to the “penny stock” rules of the SEC and we have no established market for our securities, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person’s account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because the majority of our assets and of our officers and directors are located outside the United States, it may be difficult for an investor to enforce within the United States any judgments obtained against us or any of our officers and directors.

A majority of our assets are presently located outside of the United States. In addition, some of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for an investor to effect service of process or enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, there is uncertainty as to whether the foreign courts would recognize or enforce judgments of United States courts obtained against us or our directors and officers predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. There is even uncertainty as to whether foreign courts would have jurisdiction to hear original actions brought in a foreign jurisdiction against us or our directors and officers predicated upon the securities laws of the United States or any state thereof. Nonetheless, we do currently have marketing and public relations officers that reside in the US and who work to direct aspects of those operations of our Company both abroad and in the US.

Because we do not intend to pay any cash dividends on our common shares, our shareholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common shares in the foreseeable future. Unless we pay dividends, our shareholders will not be able to receive a return on their shares unless they sell them at a price higher than that which they initially paid for such shares.

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Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our shareholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York Stock Exchange, the NYSE American and NASDAQ, as a result of Sarbanes-Oxley Act of 2002, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges. Because we will not be seeking to be listed on any of the exchanges, we will not be presently required to comply with many of the corporate governance provisions.

The concentration of the capital stock ownership with our insiders enable their exercise of significant control over our corporate governance and affairs which may result in their taking actions with which other shareholders do not agree and may limit the ability of other shareholders to influence corporate matters.

As of July 6, 2020, approximately 75% of our outstanding common shares was controlled by Mr. Leung Tin Lung David, the Company’s President and sole director. As such, Mr. Leung is be able to exercise significant influence over the outcome of all corporate actions requiring approval of our shareholders, including the election of directors and approval of significant corporate transactions, which may result in corporate action with which other shareholders do not agree. This concentration of ownership may also have the effect of delaying or preventing a change in control which might be in other shareholders’ best interest but which might negatively affect the market price of our common shares.

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

The future issuance of common shares may result in substantial dilution in the percentage of our common shares held by our then existing shareholders. We may value any common shares issued in the future on an arbitrary basis. The issuance of common shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and may have an adverse effect on any trading market of our common shares.

Offers or availability for sale of a substantial number of our common shares may cause the price of our common shares to decline.

If our shareholders sell substantial amounts of our common shares in the public market, including shares issued in a public offering and shares issued upon conversion of outstanding convertible notes or exercise of outstanding warrants, or upon the expiration of any statutory holding period, under Rule 144, or upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common shares could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

We are offering our shares of Common Stock pursuant to recent amendments to Regulation A promulgated pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers make our shares of Common Stock less attractive to investors as compared to a traditional initial public offering.

Pursuant to Regulation A Tier 2 offering rules, we are subject to scaled disclosure and reporting requirements, which may make our shares of Common Stock less attractive to investors who are accustomed to traditional initial public offerings that are subject to enhanced disclosure and more frequent financial reporting. In addition, given the relative lack of regulatory precedence regarding the recent amendments to Regulation A, there is a significant amount of regulatory uncertainty in regards to how the SEC or the individual state securities regulators will regulate both the offer and sale of our shares of Common Stock, as well as any ongoing compliance that we may be subject to. If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of our shares of Common Stock, we may be unable to raise the necessary funds necessary to continue developing our Programs, which could severely affect the value of our shares of Common Stock.

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Our use of Form 1-A and our reliance on Regulation A for this offering may make it more difficult to raise capital as and when we need it, as compared to if we were conducting a traditional public offering on Form S-1.

Because of the exemptions from various reporting requirements provided to us under Regulation A and because we are only permitted to raise up to $50,000,000 in any 12-month period under Regulation A (although we may raise capital in other ways), we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be adversely affected.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer and being subject to the disclosure requirements of a smaller reporting company, we are exempt from the auditor attestation requirements on the effectiveness of our internal controls over financial reporting as reported by our management. We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contain provisions that eliminate the liability of our directors for monetary damages to our company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, shareholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

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Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

As an issuer of a “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreements, which could result in less favorable outcomes to investors in any action under that agreement.

Investors in this offering will be bound by the subscription agreement that includes a provision under which investors waive the right to a jury trial of any claim they may have against the company arising out of or relating to the subscription agreement, including any claim under the federal securities laws.  If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Nevada, which governs the subscription agreement, in a court of competent jurisdiction in the State of Florida. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently, and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the subscription agreement. You should consult legal counsel regarding the jury waiver provision before entering into the subscription agreement.

If you bring a claim against the Company in connection with matters arising under the subscription agreement, including claims under federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the company. If a lawsuit is brought against the company under the subscription agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to investors in such an action. Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the subscription agreement with a jury trial. No condition, stipulation or provision of the subscription agreement serves as a waiver by any holder of common shares or by us of compliance with any provision of the federal securities laws and the rules and regulations promulgated under those laws.

The Company’s exclusive forum provision in the Subscription Agreement attached as Exhibit 4.1 does not apply to claims arising under the federal securities laws and the rules and regulations thereunder, including the Securities Act and the Exchange Act, and there are risks and other potential impacts of this exclusive forum provision to investors in this Offering.

The Subscription Agreement for this Offering provides that, unless we consent in writing to the selection of an alternative forum, the state and federal courts located in Broward County, Florida will be the sole and exclusive forum for substantially all disputes between us and subscribers to this Offering, which could limit your ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees. This choice of forum provision does not preclude or contract the scope of exclusive federal or concurrent jurisdiction for any actions brought under the Securities Act or the Exchange Act and does not apply to claims arising under the federal securities laws. Accordingly, our exclusive forum provision will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and you cannot waive our compliance with these laws, rules, and regulations.

Any person or entity purchasing or otherwise acquiring any interest in any of our securities pursuant hereto shall be deemed to have notice of and consented to this provision. This exclusive-forum provision may limit your ability to bring a claim in a judicial forum of your choosing for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers and other employees. If a court were to find the choice of forum provision contained in the Subscription Agreement, to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations, and financial condition. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management and other employees.

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STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular contains various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors.”

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USE OF PROCEEDS

We estimate that, at a per share price of $1.00, the net proceeds from the sale of the shares in this offering will be approximately $4,475,000 after deducting the estimated offering expenses of approximately $525,000. We intend to use net proceeds for working capital and other general corporate purposes.

The following table sets forth the amount of net proceeds we anticipate being able to deploy for working capital and other general corporate purposes assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company hereby at a price per share of $1.00. No assurance can be given that we will raise any of the full amounts reflected in the following table:

Shares Offered (% Sold)	5,000,000 Shares Sold (100%)	3,750,000 Shares Sold (75%)	2,500,000 Shares Sold (50%)	1,250,000 Shares Sold (25%)
Total Offering Amount	$5,000,000	$3,750,000	$2,500,000	$1,250,000
Approximate Offering Expenses
Broker-Dealer Offering Expenses	500,000	375,000	250,000	125,000
Legal	25,000	25,000	25,000	25,000
Total Offering Expenses	525,000	400,000	275,000	150,000
Total Net Offering Proceeds	4,475,000	3,350,000	2,225,000	1,110,000

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including negotiations with the other parties in the merge and acquisitions process of the target companies, the amount of cash available from other sources and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

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DILUTION

If you purchase shares in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this offering and the net tangible book value per share of our Common Stock after this offering.

Our historical net tangible book value as of June 30, 2020 was $(61,908) or $(0.0002) per then-outstanding share of our Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale at $[  ] in this Offering (after deducting estimated offering expenses of $25,000 and 10% commission):

Percentage of shares offered that are sold	100%	75%	50%	25%
Price to the public charged for each share in this offering	$	$	$	$
Historical net tangible book value per share as of September 30, 2020 (1)	0.0000	0.0000	0.0000	0.0000
Increase in net tangible book value per share attributable to new investors in this offering (2)
Net tangible book value per share, after this offering
Dilution per share to new investors	$	$

(1)	Based on net tangible book value as of June 30, 2020 of ($160,538) and 320,868,500 outstanding shares of Common stock as of September 30, 2020.
(2)	After deducting estimated offering expenses of $25,000 and 10% commission.

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DISTRIBUTION

This Offering Circular has been filed with the SEC. Periodically, as we have material developments, we will provide an offering circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. This Offering Circular includes exhibits that provide more detailed descriptions of certain financial matters discussed in the body of this Offering Circular as it relates to our Company. You should read this Offering Circular and the related exhibits hereto and any offering circular supplement filed with the SEC, to the extent applicable, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we have and will continue to file periodically with the SEC. See the section entitled “Additional Information” below for more details.

Although we will likely use Broker-Dealers to sell the Offered Shares, some Offered Shares may be sold through the efforts of our officers and employees, who, in such event, will not receive any compensation for offering or selling such shares. We believe that any such officers and employees are exempt from registration as a broker-dealer under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”). In particular, Mr. Leung Tin Lung David:

•	is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act; and

•	is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or

•	indirectly on transactions in securities; and

•	is not an associated person of a broker or dealer; and

•	meets the conditions of the following:

•	primarily perform, and will perform at the end of this offering, substantial duties for us or on our behalf otherwise than in connection with transactions in securities; and

•	was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and

•	did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (iii) of Rule 3a4-1 under the Exchange Act.

Pricing of the Offering

Prior to the Offering, there has been a limited public market for our Common Stock. Accordingly, the price of the Offered Shares in this Offering was determined by the Company. The principal factors we considered in determining such price include:

•	the information set forth in this Offering Circular and otherwise available;

•	our history and prospects and the history of and prospects for the industry in which we compete;

•	our past and present financial performance;

•	our prospects for future earnings and the present state of our development;

•	the general condition of the securities markets at the time of this Offering;

•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

•	other factors deemed relevant by us.

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Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate at the Company’s discretion or, on the Termination Date.

Procedures for Subscribing

When you decide to subscribe for Offered Shares in this Offering, you should:

Contact us via phone or email.

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been deposited to the Company’s account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer the Offered Shares on a best effort’s basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit proceeds from this Offering into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds at Management’s discretion.

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

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Because this is a Tier 2, Regulation A Offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

(i)

You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)

You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Offered Shares (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)

You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000;

(v)

You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)

You are a trust with total assets in excess of $5,000,000, your purchase of Offered Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or

(viii)

You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors,” “Cautionary Statement regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

Acquisition of Nemo Holding

On July 6, 2020, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”), by and among the Company, Nemo Holding Company Limited, a British Virgin Islands corporation (“Nemo Holding”), and the holders of common shares of Nemo Holding. The holders of the common stock of Nemo Holding consisted of 29 stockholders. A copy of the Share Exchange Agreement is attached to this Offering Circular as Exhibit 6.1.1.

Under the terms and conditions of the Share Exchange Agreement, the Company offered, sold and issued 10,000,000 shares of common stock in consideration for all the issued and outstanding shares in Nemo Holding. Leung Tin Lung David, the Company’s sole officer and director, is the beneficial holder of 6,000,000 common shares, or 60%, of the issued and outstanding shares of Nemo Holding. The effect of the issuance of the 10,000,000 shares issued under the Share Exchange Agreement represents 10.8% of the issued and outstanding shares of common stock of the Company.

Immediately prior to the closing of the transactions under the Share Exchange Agreement, Mr. Leung was the holder of 233,813,213 shares of common stock, or 75.2%, of the issued and outstanding shares of common stock of the Company. Giving effect to the closing of the transactions under the Share Exchange Agreement, Mr. Leung acquired 6,000,000 shares of common stock of the Company, by virtue of his 60% beneficial ownership of Nemo Holding. The remaining 28 common shareholders of Nemo Holding acquired 4,000,000 shares of common stock under the Share Exchange Agreement, by virtue of their aggregate of 40% beneficial ownership of Nemo Holding.

Giving effect to the transactions under the Share Exchange Agreement, Mr. Leung is now the beneficial holder of 239,813, 213 shares of common stock, or 74.7%, of the issued and outstanding shares of common stock of Nemo Holding.

As a result of the share exchange, Nemo Holding is now a wholly-owned subsidiary of the Company.

Because the Company is a shell company, Nemo Holding will comprise the ongoing operations of the combined entity and its senior management will serve as the senior management of the combined entity, Nemo Holding is deemed to be the accounting acquirer for accounting purposes. The transaction will be treated as a recapitalization of the Company. Accordingly, the consolidated assets, liabilities and results of operations of the Company will become the historical financial statements of Nemo Holding, and the Company’s assets, liabilities and results of operations will be consolidated with Nemo Holding beginning on the acquisition date.

Results of Operations for the Period Ended September 30, 2020

Comparison of the three months ended September 30, 2020 and 2019

As of September 30, 2020, we suffered from a working capital deficit of $108,530. As a result, our continuation as a going concern is dependent upon improving our profitability and the continuing financial support from our stockholders or other capital sources. Management believes that the continuing financial support from the existing shareholders and external financing will provide the additional cash to meet our obligations as they become due. Our financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets and liabilities that may result in the Company not being able to continue as a going concern.

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The following table sets forth certain operational data for the three months ended September 30, 2020 and 2019:

	Three Months Ended September 30,
	2020	2019
Revenues	$5,872	$44
Cost of revenue	(5,214)	-
Gross profit	658	44
Total operating expenses	(13,414)	(4,347)
Other income	1	1
Loss before Income Taxes	(12,755)	(4,302)
Income tax expense	-	-
Net loss	(12,755)	(4,302)

Revenue. We generated revenues of $5,872 and $44 for the three months ended September 30, 2020 and 2019. The significant increase is due to the increase in business volume in booking services.

Cost of Revenue. Cost of revenue for the three months ended September 30, 2020, was $5,214. Cost of revenue increased primarily as a result of the increase in our business volume.

Gross Profit. We achieved a gross profit of $658 and $44 for the three months ended September 30, 2020 and 2019, respectively. The increase in gross profit is primarily attributable to the increase in our business volume.

General and Administrative Expenses (“G&A”). We incurred G&A expenses of $13,414 and $4,347 for the three months ended September 30, 2020 and 2019, respectively. The increase in G&A is primarily attributable to the increase in our business volume.

Income Tax Expense. Our income tax expenses for the quarters ended September 30, 2020 and 2019 were $0.

Net Loss. During the three months ended September 30, 2020, we incurred a net loss of $12,755, as compared to $4,302 for the same period ended September 30, 2019.

Comparison of the nine months ended September 30, 2020 and 2019

The following table sets forth certain operational data for the nine months ended September 30, 2020 and 2019:

	Nine Months Ended September 30,
	2020	2019
Revenues	$16,202	$315
Cost of revenue	(5,214)	-
Gross profit	10,988	315
Total operating expenses	(33,773)	(20,889)
Other income	1	4
Loss before Income Taxes	(22,782)	(20,570)
Income tax expense	-	-
Net loss	(22,782)	(20,570)

Revenue. We generated revenues of $16,202 and $315 for the nine months ended September 30, 2020 and 2019.

Cost of Revenue. Cost of revenue for the nine months ended September 30, 2020, was $5,214. Cost of revenue increased primarily as a result of the increase in our business volume.

Gross Profit. We achieved a gross profit of $10,988 and $315 for the nine months ended September 30, 2020 and 2019, respectively. The increase in gross profit is primarily attributable to the increase in our business volume.

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General and Administrative Expenses (“G&A”). We incurred G&A expenses of $16,131 and $20,889 for the nine months ended September 30, 2020, and 2019, respectively. The increase in G&A is primarily attributable to the increase in our business volume.

Income Tax Expense. Our income tax expenses for the nine months ended September 30, 2020 and 2019 were $0.

Net Loss. During the nine months ended September 30, 2020, we incurred a net loss of $22,782, as compared to $20,570 for the same period ended September 30, 2019.

Liquidity and Capital Resources

As of September 30, 2020, we had cash and cash equivalents of $34,067, accounts receivable of $6,163, deposits, prepayments and other receivables of $11,778.

We believe that our current cash and other sources of liquidity discussed below are adequate to support general operations for at least the next 12 months.

	Nine Months Ended September 30,
	2020	2019
Net cash provided used in operating activities	$(20,171)	$(14,803)
Net cash provided by (used in) investing activities	-	-
Net cash provided by financing activities	45,061	15,443

Net Cash Used In Operating Activities.

For the nine months ended September 30, 2020, net cash used in operating activities was $20,171, which consisted primarily of a net loss of $22,782, offset by an decrease in accounts receivables of $5,660, a decrease in deposits, prepayments and other receivables of $307 and an increase in accrued expenses and other payables of $8,578.

For the nine months ended September 30, 2019, net cash used in operating activities was $14,803, which consisted primarily of a net loss of $20,570, non-cash items, offset by an increase in accounts receivables of $4,238, an increase in deposits, prepayments and other receivables of $7,447 and a decrease in accrued expenses and other payable of $5,916.

We expect to continue to rely on cash generated through financing from our existing shareholders and private placements of our securities, however, to finance our operations and future acquisitions.

Net Cash Provided By Investing Activities.

For the nine months ended September 30, 2020, there is no net cash provided by investing activities.

For the nine months ended September 30, 2019, there is no net cash provided by investing activities.

Net Cash Provided By Financing Activities.

For the nine months ended September 30, 2020, net cash provided by financing activities was $45,061 consisting primarily of $22,840 repayment to related companies of the Company and offset by $67,901 advances from a director.

For the nine months ended September 30, 2019, net cash provided by financing activities was $15,443, consisting primarily of $38,589 repayment to related companies of the Company and offset by $54,032 advances from the Company’s related parties.

Results of Operations for the Year Ended December 31, 2019 and 2018

The following is a discussion and analysis of the results of operations and financial condition for the years ended December 31, 2019 and 2018 and should be read in conjunction with our financial statements, and the notes to those financial statements that are included elsewhere in our public filings with the SEC. As the Company acquired Nemo Holdings and is treating the acquisitions as a recapitalization, the financial statements represent those of Nemo Holdings

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Years Ended December 31, 2019, and December 31, 2018

Revenues

We had revenue $118 and $11,636 for the year ended December 31, 2019 and the year ended December 31, 2018.

Operating Expenses

Our total operating expenses, excluding discontinued operations, for the year ended December 31, 2019 was $(23,066) compared to $(41,210) in 2018, a change of $18,144. The decrease in operating expenses is primarily due to the change in the company’s prepaid expenses. The operating expenses for 2019 and 2018 consisted solely of general and administrative expenses, comprising professional fees and filing expenses.

Liquidity and Capital Resources

Through December 31, 2019, we have incurred an accumulated deficit of $95,029 and a cash balance of 9,343 and a net working capital deficit of $85,582. We do not have any financing arranged at this time and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our ongoing operational expenses. In the absence of such financing, our business will likely fail. There are no assurances that we will be able to achieve further sales of our common stock or obtain any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our operations and our business will fail.

Operating Activities

Net cash used in operating activities was $(12,457) for the year ended December 31, 2019 and $(27,907) for the year ended December 31, 2018.

Financing Activities

Net cash provided by financing activities was $16,871 for the year ended December 31, 2019 and $(29,826) for the year ended December 31, 2018.

Research and Development

We incurred no research or development expenditures for the year ended December 31, 2019 and the year ended December 31, 2018.

Trend Information

It is important to note that historical patterns of expenditures cannot be taken as an indication of future expenditures. The amount and timing of expenditures and availability of capital resources vary substantially from period to period, depending on the level of development activity being undertaken at any one time and the availability of funding from investors and prospective strategic partners. We know of no trends, uncertainties, demands, commitments or events that are reasonably likely to have a material effect on our liquidity or capital resources or that would cause reported financial information not necessarily to be indicative of future operating results or financial conditions.

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Covid-19 and its Impact on the Global travel Scene

There is little doubt that the global Covid-19 pandemic has severely impacted travel, both domestic and international. The unprecedented closure of national borders, followed by the reduction of air capacity due to falling travel numbers, has seen the global tourism industry experience a 72% decline in 2020, reducing travel to levels last seen 30 years ago. A lack of traveler confidence, government mandated quarantines, closed borders, and reduced air capacity led to 900 million fewer international tourist arrivals compared to the same period in 2019. While Europe and the US were hardest hit, the downturn represents an 82% decrease in arrivals in Asia and Pacific destination, including Tahiti. While testing before travel has now become the norm, and with several vaccines presently in development or having reached approval, it will take time for the role out of vaccines globally and as long as countries take a cautionary approach in terms of opening borders, it is expected that travel will take 24-36 months to recover to pre-Covid-19 levels. We believe this return will initially be fueled by domestic travel, as we are seeing customers purchase travel fares worldwide for domestic travel, as opposed to international travel.

Off-Balance Sheet Arrangements

We are not party to any transactions, agreements or other contractual arrangements with unconsolidated entities whereby we have financial guarantees, subordinated retained interests, derivative instruments or other contingent arrangements that expose us to material continuing risks, contingent liabilities, or any other obligations under a variable interest in an unconsolidated entity that provides us with financing, liquidity, market risk or credit risk support.

Future Financings

Because of our limited operating history, it is difficult to predict our capital needs on a monthly, quarterly or annual basis. We will have no capital available to us if we are unable to raise money from this Offering or find alternate forms of financing, which we do not have in place at this time. There can be no assurance that we will be successful in raising additional funding. If we are not able to secure additional funding, the implementation of our business plan will be impaired. There can be no assurance that such additional financing will be available to us on acceptable terms or at all. If we are unable to raise this money, our growth plans will be frustrated. There can be no assurance that this Offering will be successful. You may lose your entire investment.

Critical Accounting Policies

The preparation of financial statements in conformity with U.S. GAAP requires companies to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and judgments are subject to an inherent degree of uncertainty, and actual results may differ. Our significant accounting policies are more fully described in Note 3 to our financial statements included in the Company’s Form 10-K filed on March 30, 2020. Critical accounting estimates and judgments are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances, and are particularly important to the portrayal of our financial position and results of operations. Our estimates are primarily guided by observing the following critical accounting policies.

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

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BUSINESS

The following description of our business contains forward-looking statements relating to future events or our future financial or operating performance that involve risks and uncertainties, as set forth above under “Special Note Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors described in the Annual Report, including those set forth above in the Special Cautionary Note Regarding Forward-Looking Statements or under the heading “Risk Factors” or elsewhere in this Offering Circular.

Business Overview

Although we currently have some travel related business in Asia, we consider ourselves to be a development stage company and have not yet generated or realized any revenues from our business. In the next 12 months, we plan to increase our revenues by garnering more customers for our existing platform as well as diversifying our operations in the travel market space.

With new customers, the Company intends to expand and build upon its existing travel services businesses, which currently includes an online ticketing platform by the name of Gagfare that operates on a “Book Now, Pay Later” business model, permitting travelers to secure competitive airline fares and reserve flights well ahead of time, without subjecting such customers to fees similar to those charged by our competitors (See “Competition” below).

The Company intends to also become the driving force behind a bold new hospitality concept that takes nature lovers and intrepid travelers to exciting new and established destinations. The Company intends to curate a collection of boutique properties, each with a focus on diving, sustainability, conservation, and cultural authenticity, offering a thoroughly contemporary travel experience that is intrinsically linked to a destination, its heritage and its culture.

History

We were incorporated under the laws of the State of Nevada on July 1, 1999, and originally did business as Han Logistics, Inc. Effective August 10, 2015, we changed our name to Eason Education Kingdom Holdings, Inc., and, on June 18, 2020, we again changed our name to New Momentum Corporation.

Our principal office is located at Room 1101, 11/F, Technology Plaza, 651 King’s Road, North Point, Hong Kong and our telephone number is +852 2911-0119.

Business Strategy

The Company intends to expand upon its existing and develop new lines of travel services business. Currently, our business includes an online ticketing platform called Gagfare, which provides travelers the flexibility to “Book Now, [and] Pay Later”, in securing competitive travel fares and flight reservations ahead of time. The Company further aspires to become a driving force behind a bold new hospitality concept that takes nature lovers and intrepid travelers to exciting new and established destinations. The Company intends to curate a collection of boutique properties, each with a focus on diving, sustainability, conservation, and cultural authenticity, offering a thoroughly contemporary travel experience that is intrinsically linked to a destination, its heritage and its culture.

Market

Currently our products are deployed in the Asia region through the online platform “Gagfare” and we hope to expand the geographic reach of this business globally in other markets. The principal market in which our products compete is with flight ticketing agencies.

The Company further aspires to become a driving force behind a bold new hospitality concept that takes nature lovers and intrepid travelers to exciting new and established destinations. The Company intends to curate a collection of boutique properties, each with a focus on diving, sustainability, conservation, and cultural authenticity, offering a thoroughly contemporary travel experience that is intrinsically linked to a destination, its heritage and its culture.

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Operations in Hong Kong's political, economic, and legal environments

To date, nor in the experience of members of the Board of Directors of the Company (some of which are travel industry veterans, with more than 30 years’ experience, Board Members of the Travel industry Council, Board member of APJC (Airline Partners Join Council) and of IATA to name a few), the travel business in which the Company operates has not been limited in operations or stifled in its growth because of any travel restrictions arising from political issues in Hong Kong, nor the country’s economic and legal environment. Rather, like other governments, travel warning to countries that are politically unstable are occasionally governmentally set forth as are travel warnings with respect to health matters. The Company is a service provider platform much like other ticketing providers, such as Sky scanner and Expedia; the biggest difference is we allow people to “book now and pay later” instead of “book and pay”; thus, Hong Kong’s political, economic, and legal environment has not been and is not expected to be relevant to the operations or success of our Company.

Nonetheless, below is a description of the broad political and regulatory risks of doing business in Hong Kong.

Hong Kong Political Risk .

The economy of Hong Kong is subject to a degree of economic, political and social instability. Hong Kong reverted to Chinese sovereignty on July 1, 1997 as a Special Administrative Region (SAR) of the PRC under the principle of “one country, two systems.” Although China is obligated to maintain the current capitalist economic and social system of Hong Kong through June 30, 2047, the continuation of economic and social freedoms enjoyed in Hong Kong is, in part, dependent on the government of China. Any attempt by China to tighten its control over Hong Kong’s political, economic, legal or social policies may result in an adverse effect on Hong Kong’s economy and regulations overall. Nonetheless, at this time, there is regulatory and gubernatorial separateness between Hong Kong and China except, as seen recently, with respect to national security matters, and this does not pose specific risk to the Company’s ability to operate. Our Company operates out of Hong Kong, does not have offices or subsidiaries in mainland China and is not audited in mainland China. While there has been a level of political unrest in Hong Kong since June 2019, this has not affected our ability to operate our business.

Customers

Gagfare currently targets the global traveler. Gagfare.com links travelers with over 500 airlines around the world, giving them access to great fares, including special promotion fares. Gagfare currently charges such customers a one small fee of US$2 to secure a cost-effective booking for up to 9 passengers travelling together, on a desired flight, at the best rate it can generate for available seats. Gagfare does not charge hidden fees, and travelling customers only pay the full airfare for a flight at the time of travel. Gagfare sends reminder emails to travelling customers when the applicable airline informs Gagfare of a ticketing deadline to issue the desired and pre identified ticket by the travelling customer by a specific date. Gagfare’s travelling customers can manage any bookings directly through the applicable airline’s official website after tickets are issued and full payment is received, keyed off of an integrated Gagfare reservation number. If a booking deadline established by an airline passes and the applicable Gagfare travelling customer fails to pay in full for the identified ticket(s), such booking(s) are automatically cancelled. Gagfare’s website is further accessible in several languages, including Simplified/ Traditional Chinese, Japanese, Thai and Korean, in order to cater to different countries. Gagfare is also available as an app supported by both Apple and Android mobile devices and is available as a free download from the iTunes App Store and Google Play Store.

Competition

Gagfare.com may have competition from existing online travel portals such as Expedia, Skyscanner or Ctrip (collectively, “Example Competitors”). Generally, the portals of these Example Competitors offer only one choice to those that visit utilize their portals, which is to LOOK to BOOK now. Our view is that many travelers are dissatisfied with such portals because, in large part, the experience of losing money with Example Competitors, for example, with respect to changing travel dates, correcting information, and obtaining refunds. We believe that travelers have grown dissatisfied with the portals of Example Competitors in particular during 2020 as the outbreak of COVID-19 drew the attention of travelers to the fine print of Example Competitors’ “terms on conditions” of pre-purchased e-tickets, as a lot of travelers that pre-booked through these portals have likely lost money during this time, as they have not been able to obtain refunds or credits. Gagfare.com’s model, is anticipated to provide a new model of “pre-purchase” options for airline tickets, in line with the future of what we believe to be, the online travel business.

Seasonality

Gagfare.com is not only a platform that provides “Good Fare” for travelers, but also is a revenue and yield management system for airlines to let them promote their off season fares for travel and to let them book travel in advance to help create such demand, at the same time, giving travelers a pay later option, so they have time to plan their itinerary. This model not only allows airlines to forecast their future inventory needs but also enables them to plan schedules in advance for different seasons.

Marketing

Gagfare.com markets to their customers via major social media. That includes Facebook, Instagram, TikTok, YouTube, online Magazine in all major countries such as the USA, Europe, Australia and New Zealand. It also works in conjunction with airlines to launch charter flights during high seasons and special promotions to new destination. As a co-op trade partner, it provides back end support to travel agent partners in different key countries, such as China, Korea, the Philippines, India, Malaysia and Thailand.

Patents and Trade Secrets

We expect to rely on, trade secrets, copyrights, know-how, trademarks, license agreements and contractual provisions to establish our intellectual property rights and protect our brand and services. These legal means, however, afford only limited protection and may not adequately protect our rights. Litigation may be necessary in the future to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of the proprietary rights of others. Litigation could result in substantial costs and diversion of resources and management attention.

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In addition, the laws of the People’s Republic of China (PRC) may not protect our brand and services and intellectual property to the same extent as U.S. laws, if at all. We may be unable to fully protect our intellectual property rights in these countries.

We intend to seek the widest possible protection for significant product and process developments in our major markets through a combination of trade secrets, trademarks, copyrights and patents, if applicable. We anticipate that the form of protection will vary depending upon the level of protection afforded by the particular jurisdiction. It is possible that jurisdictions from which we derive revenue will have limited intellectual property protection that is difficult to enforce. In such instances, we may seek protection of our intellectual property through measures taken to increase the confidentiality of our findings.

We intend to register trademarks as a means of protecting the brand names of our companies and products. We intend protect our trademarks against infringement and also seek to register design protection where appropriate.

We rely on trade secrets and unpatentable know-how that we seek to protect, in part, by confidentiality agreements. We expect that, where applicable, we will require our employees to execute confidentiality agreements upon the commencement of employment with us. We expect these agreements to provide that all confidential information developed or made known to the individual during the course of the individual’s relationship with us is to be kept confidential and not disclosed to third parties except in specific limited circumstances. The agreements will also provide that all inventions conceived by the individual while rendering services to us shall be assigned to us as the exclusive property of our company. There can be no assurance, however, that all persons who we desire to sign such agreements will sign, or if they do, that these agreements will not be breached, that we would have adequate remedies for any breach, or that our trade secrets or unpatentable know-how will not otherwise become known or be independently developed by competitors.

Property

We currently do not own any physical property or real property. Our executive offices are located at Room 1101, 11/F, Technology Plaza, 651 King’s Road, North Point, Hong Kong. We believe that this space is adequate for our present operations.

Material Contracts

On August 12, 2020, Gagfare Limited, a fully owned subsidiary of the Company, entered into an Agency Agreement (the “Agency Agreement”), with Travelliker.com Limited, a Hong Kong corporation (“Travelliker”). Under the terms and conditions of the Agency Agreement, Travelliker will book and sell flight tickets online through the Gagfare platform. Travelliker will be awarded with a performance bonus with the issuance of common stock of the Company at the issue price of $0.6 per share when hitting the pre-defined sales targets.

On August 13, 2020, the Company entered into a Consulting Agreement (the “Consulting Agreement”) with Venture Group Capital (“VGC”). Under the terms, VGC will act as a finder to introduce sources of financing to the Company. VGC shall receive a cash fee equal to 10% of the total principal amount of gross proceeds from any financing source introduced and 10% of the total shares purchased in the event of the issuance of any form of equity, loan or convertible debt.

Employees

In addition to our CEO, the Company has  48 employees.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to our business. These matters may include product liability, intellectual property, employment, personal injury cause by our employees, and other general claims. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

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MANAGEMENT

The following table sets forth the names, ages and positions of our current board members and executive officers:

Name	Age	Position with the Company	Director/Officer of the Company Since
Leung Tin Lung David	58	President, Secretary, Treasurer and Director	May 27, 2020

Biographies

Leung Tin Lung David, President, Secretary, Treasurer, Director

Mr. Leung, age 58, is a long-term veteran in the travel industry, with many years of experience working with government and travel trade partners. He is the founder and has been the Managing Director of JJ Explorer Tour Limited, a position he has held since 2007. From 2011 until 2017, Mr. Leung was the Marketing Representative of Philippine Department of Tourism, Hong Kong and Macau. Mr. Leung graduated from the University of Minnesota in 1984.

Term of Office

Our directors hold office until the next annual meeting of the shareholders of the Company and until their successors have been duly elected and qualified. The Company’s Bylaws provide that the Board of Directors will consist of at least one member. Officers are elected by and serve at the discretion of the Board of Directors.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

During the past 10 years, none of our current directors, nominees for directors or current executive officers has been involved in any legal proceeding identified in Item 401(f) of Regulation S-K, including:

1.

Any petition under the Federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he or she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing;

2.	Any conviction in a criminal proceeding or being named a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from, or otherwise limiting, the following activities: i. Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; ii. Engaging in any type of business practice; or iii. Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

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4.

Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any type of business regulated by the Commodity Futures Trading Commission, securities, investment, insurance or banking activities, or to be associated with persons engaged in any such activity;

5.

Being found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.

Being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.

Being subject to, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: i. Any Federal or State securities or commodities law or regulation; or ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.

Being subject to, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Audit Committee and Conflicts of Interest

Since we do not have an audit committee comprised of independent directors, the functions that would have been performed by such committee are performed by our directors. The Board of Directors has not established an audit committee and does not have an audit committee financial expert. The Board is of the opinion that such committee is not necessary since the Company is an early exploration stage company and has only one director, and to date, such director has been performing the functions of such committee. Thus, there is a potential conflict of interest in that our director and officers have the authority to determine issues concerning audit issues that may affect management decisions.

There are no family relationships among our directors or officers. Other than as described above, we are not aware of any other conflicts of interest with any of our executive officers or directors.

Code of Ethics

As of December 31, 2019, the Company has not adopted a code of ethics that applies to its principal executive officers, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Company has not adopted a code of ethics because it has only commenced operations.

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EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to our named executive officers paid by us during the years ended December 31, 2019 and 2018.

SUMMARY COMPENSATION TABLE

The following table summarizes all compensation awarded to, earned by, or paid to our officers for all services rendered in all capacities to us for the fiscal periods indicated.

Name and Principal Position	Year	Salary $	Share-based awards $	Option-based awards $	Bonus $	All other compensation $	Total compensation $
Law Wai Fan (1) Former Chief Executive Officer	2019	-	-	-	-	-	-
	2018	-	-	-	-	-	-

Cheng Kin Ning (2) Former Chief Financial Officer	2019	-	-	-	-	-	-
	2018	-	-	-	-	-	-

Marie Huen Lai Chung (3) Former Chief Operating Officer	2019	-	-	-	-	-	-
	2018	-	-	-	-	-	-

Leung Tin Lung David (4) President, Secretary, Treasurer, Director	2020	-	-	-	-	-	-

Notes:

(1)	Effective May 27, 2020, Law Wai Fan resigned as Chief Executive Officer of the Company.

(2)	Effective May 27, 2020, Chen Kin Ning resigned as Chief Financial Officer of the Company.

(3)	Effective May 27, 2020, Marie Huen Lai Chung resigned as Chief Operating Officer of the Company.

(4)	Effective May 27, 2020, Leung Tin Lung David was appointed as President, Secretary, Treasurer and Director of the Company.

Outstanding Equity Awards at Fiscal Year-End

We do not have any outstanding warrant, options or other securities exercisable for or convertible into shares of our common stock.

Long-Term Incentive Plans

There were no awards made to a named executive officer, under any long-term incentive plan, as of the end of the fiscal period ended December 31, 2019 or December 31, 2018.

We currently do not pay any compensation to our directors serving on our board of directors.

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Compensation Committee

Since we do not have a compensation committee comprised of independent directors, the functions that would have been performed by such committee are performed by our directors. The Board of Directors has not established a compensation committee, nor has the Board of Directors established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is an early exploration stage company and has only one director, and to date, such director has been performing the functions of such committees. Thus, there is a potential conflict of interest in that our director and officers have the authority to determine issues concerning management compensation and nominations issues that may affect management decisions.

Compensation of Directors

We currently do not pay any compensation to our directors serving on our board of directors.

Audit Committee

Since we do not have an audit committee comprised of independent directors, the functions that would have been performed by such committee are performed by our directors. The Board of Directors has not established an audit committee and does not have an audit committee financial expert. The Board is of the opinion that such committee is not necessary since the Company is an early exploration stage company and has only one director, and to date, such director has been performing the functions of such committee. Thus, there is a potential conflict of interest in that our director and officers have the authority to determine issues concerning audit issues that may affect management decisions.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than the transactions described below, since January 1, 2019, we entered into related party transactions as follows:

•	On July 6, 2020, the Company (f/k/a “Eason Education Kingdom Holdings, Inc.”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”), by and among the Company, Nemo Holding Corp., a British Virgin Islands corporation (“Nemo Holding”), and the holders of common shares of Nemo Holding. The holders of the common stock of Nemo Holding consisted of 29 shareholders.

Under the terms and conditions of the Share Exchange Agreement, the Company offered, sold and issued 10,000,000 shares of common stock in consideration for all the issued and outstanding shares in Nemo Holding. Leung Tin Lung David, the Company’s President and sole director, was the beneficial holder of 6,000,000 common shares, or 60%, of the issued and outstanding shares of Nemo Holding. The effect of the issuance of the 10,000,000 shares issued under the Share Exchange Agreement represents 10.8% of the issued and outstanding shares of common stock of the Company.

Immediately prior to the closing of the transactions under the Share Exchange Agreement, Mr. Leung was the holder of 233,813,213 shares of common stock, or 75.2%, of the issued and outstanding shares of common stock of the Company. Giving effect to the closing of the transactions under the Share Exchange Agreement, Mr. Leung acquired 6,000,000 shares of common stock of the Company, by virtue of his 60% beneficial ownership of Nemo Holding. The remaining 28 common shareholders of Nemo Holding acquired 4,000,000 shares of common stock under the Share Exchange Agreement, by virtue of their aggregate of 40% beneficial ownership of Nemo Holding.

Giving effect to the transactions under the Share Exchange Agreement, Mr. Leung is now the beneficial holder of 239,813, 213 shares of common stock, or 74.7%, of the issued and outstanding shares of common stock of the Company.

•	On August 6, 2020, the Company entered into a Share Acquisition Agreement (the “Share Acquisition Agreement”), by and among the Company, Beyond Blue Limited, a Hong Kong corporation (“Beyond Blue”), and the only beneficial holder of common shares of Beyond Blue, who is also Leung Tin Lung David, the Company’s President and sole director.

Under the terms and conditions of the Share Acquisition Agreement, the Company paid $1.00 in consideration for the sole issued and outstanding common share of Beyond Blue. Beyond Blue presently has no specific business purpose and has nominal operations. The Company intends to hold Beyond Blue for future business opportunities, should such business opportunities arise for the benefit of the Company.

•	On August 12, 2020, Gagfare Limited, a fully owned subsidiary of the Company, entered into an Agency Agreement (the “Agency Agreement”), with Travelliker.com Limited, a Hong Kong corporation (“Travelliker”). Under the terms and conditions of the Agency Agreement, Travelliker will book and sell flight tickets online through the Gagfare platform. Travelliker will be awarded with a performance bonus with the issuance of common stock of the Company at the issue price of $0.6 per share when hitting the pre-defined sales targets.

•	On August 13, 2020, the Company entered into a Consulting Agreement (the “Consulting Agreement”) with Venture Group Capital (“VGC”). Under the terms, VGC will act as a finder to introduce sources of financing to the Company. VGC shall receive a cash fee equal to 10% of the total principal amount of gross proceeds from any financing source introduced and 10% of the total shares purchased in the event of the issuance of any form of equity, loan or convertible debt.

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PRINCIPAL SHAREHOLDERS

A. Director Shareholders

The following table sets forth certain information as of July 6, 2020, regarding the beneficial ownership of our common shares by each of our directors and all of our executive officers and directors as a group.

Directors and Executive Officers	Number of common shares beneficially owned (1)	% of Outstanding common shares (2)
Leung Tin Lung David	239,813,213	74.7

Notes:

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Ordinary shares relating to options currently exercisable or exercisable within 60 days of the date of this table are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares shown as beneficially owned by them.

(2)	Based on 320,868,500 common shares issued and outstanding on November 12, 2020.

B. Other Major Shareholders

The following table lists the beneficial ownership of our securities as of June 10, 2020 by each person known by us to be the beneficial owner of 5% or more of the outstanding shares of any class of our securities. As of June 10, 2020, 310,868,500 of our ordinary shares were outstanding. As of June 10, 2020, we are not aware of any shareholder who beneficially owns, directly or indirectly, or exercises control or direction over, our common shares, of more than 5% of the outstanding common shares.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding
Leung Tin Lung David	233,813,213	75.2%

Chak Wan Ling Margaret	25,000,000	8.0%

Leung Chue	25,000,000	8.0%

Leung Suk Mun	25,000,000	8.0%

Change of Control

As of date of this report, there were no arrangements known to the Company which may, at a subsequent date, result in a change of control of the Company.

Control by Others

To the best of the Company’s knowledge, the Company is not directly or indirectly owned or controlled by another corporation, any foreign government, or any other natural or legal person, severally or jointly.

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DESCRIPTION OF SECURITIES

General

Our common shares are quoted on the OTC Pink Market under the stock symbol “NNAX.” Prior to being quoted on the OTC Pink Market, there was no established market for our common shares. Our common shares trade and have traded on a limited or sporadic basis and should not be deemed to constitute an established public trading market. Broker-dealers often decline to trade in over-the-counter stocks that are quoted on the OTC Pink Market given the market for such securities are often limited, the stocks are more volatile, and the risk to investors is greater. These factors may reduce the potential market for our common shares by reducing the number of potential investors. This may make it more difficult for investors in our common shares to sell shares to third parties or to otherwise dispose of their shares. This could cause our share price to decline, and there is no assurance that there will be liquidity in our common shares.

In addition, The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to a few exceptions which we do not meet. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

Articles of Incorporation

We are governed by our amended articles of incorporation (the “Articles”) under Chapter 78 of the Nevada Revised Statutes (the “Act”) and by our by-laws (the “By-laws”). Our Articles provide that there are no restrictions on the business we may carry on or on the powers we may exercise. Companies incorporated under the Act are not required to include specific objects or purposes in their articles or by-laws.

Directors

Directors of the Company are authorized to, among others:

(a) Manage and govern the Company by majority vote of members present at any regular or special meeting at which a quorum shall be present unless the act of a greater number is required by the laws of the state of Nevada, the Articles or the Bylaws of the Company.

(b) Make, alter, or amend the Bylaws of the Company at any regular or special meeting.

(c) Fix the amount to be reserved as working capital over and above its capital stock paid in.

(d) Authorize and cause to be executed mortgages and liens upon the real and personal property of the Company.

The Board of Directors has power and authority to sell, lease, exchange or otherwise dispose of all or substantially all of the property and assets of the Company, if in the usual and regular course of its business, upon such terms and conditions as the Board of Directors may determine without vote or consent of the shareholders.

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The Board of Directors has power and authority to sell, lease, exchange or otherwise dispose of all or substantially all the property or assets of the Company, including its goodwill, if not in the usual and regular course of its business, upon such terms and conditions as the Board of Directors may determine, provided that such sale shall be authorized or ratified by the affirmative vote of the shareholders of at least a majority of the shares entitled to vote thereon at a shareholders’ meeting called for that purpose, or when authorized or ratified by the written consent of all the shareholders of the shares entitled to vote thereon.

The Board of Directors has power and authority to merge or consolidate the Company upon such terms and conditions as the Board of Directors may authorize, provided that such merger or consolidation is approved or ratified by the affirmative vote of the shareholders of at least a majority of the shares entitled to vote thereon at a shareholders meeting called for that purpose, or when authorized or ratified by the written consent of all the shareholders of the shares entitled to vote thereon.

Rights, Preferences and Dividends Attaching to Shares

The Board of Directors is authorized, subject to limitations prescribed by law and in the Articles, to provide for the issuance of the shares of preferred stock in series, by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and the qualifications, limitations, or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but shall not be limited to, the determination of the following:

(a) The number of shares constituting each series and the distinctive designation of each series;

(b) The dividend rate on the shares of each series, the manner in which dividends shall be paid, whether dividends shall be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of each series;

(c) Whether each series shall have voting rights in addition to the voting rights provided by law, and if so, the terms of such voting rights;

(d) Whether each series shall have conversion privileges, and if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board shall determine;

(e) Whether or not the shares of each series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(f) Whether each series shall have a sinking fund for the redemption or purchase of shares of each such series, and if so, the terms and amount of such sinking fund;

(g) The rights of the shares of each series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Company, and the relative rights or priority, if any, of payment of shares of each such series; and

(h) Any other relative rights, preferences, and limitations of each such series.

No holder of shares of common stock or preferred stock shall be entitled as of right to subscribe for, purchase, or receive any new or additional shares of any class, whether now or hereafter authorized, or any notes, bonds, debentures, or other securities convertible into or carrying options or warrants to purchase shares of any class; provided, however, all such new or additional shares of any class, or notes, or bonds, debentures, or other securities convertible into, or carrying options or warrants to purchase, shares of any class may be issued or disposed of by the Board of Directors to such persons and on such terms as it, in its absolute discretion, may deem advisable.

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No other classes of shares are currently permitted to be issued.

Annual and Special Meetings of Shareholders

According to the Company’s By-laws, the annual meeting of the shareholders shall be held each year on a date and at a time and place to be determined by resolution of the Board, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the day designated for the annual meeting of the shareholders, or at any adjournment thereof, the Board shall cause the election to be held at a special meeting of the shareholders.

Special meetings of the shareholders for any purpose, unless otherwise provided for by statute, may be called by the president, the Board or by the president at the request of the holders of not less than one-tenth of all the shares of the Company entitled to vote at the meeting.

The Board may designate any place, either within or without the State of Nevada, as the place of meeting for any annual or special meeting. If no designation is made, the place of meeting shall be the office of the registered agent for the Company in the State of Nevada.

The By-laws require that written notice, stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, be delivered as required pursuant to the laws of the State of Nevada.

Disclosure of Share Ownership

Section 13 of the Exchange Act imposes reporting requirements on persons who acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) of more than 5% of a class of an equity security registered under Section 12 of the Exchange Act. In general, such persons must file, within 10 days after such acquisition, a report of beneficial ownership with the SEC containing the information prescribed by the regulations under Section 13 of the Exchange Act. This information is also required to be sent to the issuer of the securities and to each exchange where the securities are traded.

SECURITIES OFFERED

Current Offering

The Company is offering up to $5,000,000 total of Securities, consisting of Common Stock, no par value (the “Common Stock” or collectively the “Securities”).

Listing of Common Stock

Our common shares are quoted on the OTC Pink Market under the stock symbol “NNAX.”

Transfer Agent and Registrar

Action Stock Transfer Corporation

2469 E. Fort Union Blvd

Suite 214

Salt Lake City, UT 84121

801-274-1088

www.actionstocktransfer.com

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Dividend Policy

We have not paid any dividends on our common shares. We anticipate that, for the foreseeable future, we will retain any future earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends for at least the next several years. Any decision to pay dividends on common shares in the future will be made by the board of directors on the basis of the earnings, financial requirements and other conditions existing at such time.

LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Jonathan D. Leinwand, Esq.

EXPERTS

On August 11, 2020, the Company notified Centurion ZD CPA & Co. (“Centurion ZD”), that the Company had dismissed Centurion ZD as the independent registered public accounting firm of the Company. The Board of Directors of the Company recommended and approved the dismissal.

The reports of Centurion ZD regarding the Company’s financial statements as of December 31, 2019 and 2018 and the statement of operations, stockholders’ equity (deficit) and cash flows for the years then ended, contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principle. The reports of Centurion ZD, however, stated that there is substantial doubt about the Company’s ability to continue as a going concern.

For the years ended December 31, 2019 and 2018, and during the subsequent interim period through the date of dismissal, the Company had no disagreement with Centurion ZD on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Centurion ZD, would have caused them to make reference thereto in their report on the Company’s financial statements for such year ended December 31, 2019 and 2018. There were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

On August 11, 2020, the Board of Directors of the Company resolved to engage the independent registered public accounting firm of Total Asia Associates Plt (“Total Asia Associates”), as the Company’s new independent registered public accountants, which appointment Total Asia Associates has accepted with the dismissal of Centurion ZD.

During the two most recent fiscal years and the interim period preceding the engagement of Total Asia Associates, the Company has not consulted with Total Asia Associates regarding either: (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by Total Asia Associates or (iii) any other matter that was the subject of disagreement between the Company and its former auditor as described in Item 304(a)(1)(iv), or a reportable event as described in paragraph 304(a)(1)(v), of Regulation S-K. The Company did not have any disagreements with Centurion ZD and therefore did not discuss any past disagreements with Total Asia Associates.

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WHERE YOU CAN FIND MORE INFORMATION

This Offering Circular does not purport to restate all of the relevant provisions of the documents referred to or pertinent to the matters discussed herein, all of which must be read for a complete description of the terms relating to an investment in us. Such documents are available for inspection during regular business hours at our office by appointment, and upon written request, copies of documents not annexed to this Offering Circular will be provided to prospective investors. Each prospective investor is invited to ask questions of, and receive answers from, our representatives. Each prospective investor is invited to obtain such information concerning us and this offering, to the extent we possess the same or can acquire it without unreasonable effort or expense, as such prospective investor deems necessary to verify the accuracy of the information referred to into their Offering Circular. Arrangements to ask such questions or obtain such information should be made by contacting Tin Lung (CEO) - at our executive offices. The telephone number is +852-2911-0119. We reserve the right, however, in our sole discretion, to condition access to information that management deems proprietary in nature, on the execution by each prospective investor of appropriate confidentiality agreements prior to having access to such information.

The offering of the common stock is made solely by this Offering Circular and the exhibits hereto. The prospective investors have a right to inquire about and request and receive any additional information they may deem appropriate or necessary to further evaluate this offering and to make an investment decision. Our representatives may prepare written responses to such inquiries or requests if the information requested is available. The use of any documents other than those prepared and expressly authorized by us in connection with this offering is not permitted, and should not be relied upon by any prospective investor.

ONLY INFORMATION OR REPRESENTATIONS CONTAINED HEREIN MAY BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR IN CONNECTION WITH THE OFFER BEING MADE HEREBY, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR. THE INFORMATION PRESENTED IS AS OF THE DATE ON THE COVER HEREOF UNLESS ANOTHER DATE IS SPECIFIED, AND NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE HEREUNDER SHALL CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION PRESENTED SUBSEQUENT TO SUCH DATES(S).

Financial Statements - Table of Contents

Unaudited Financial Statements:
F-1	Condensed Consolidated Balance Sheets as of September 30, 2020;
F-2	Condensed Consolidated Statements of Operations and Comprehensive Loss for three and nine months ended September 30, 2020 and 2019;
F-3	Condensed Consolidated Statements of Cash Flows for nine months ended September 30, 2020 and 2019;
F-4	Condensed Consolidated Statement of Changes in Shareholders’ Deficit for three and nine months ended September 30, 2020 and 2019; and
F-5-14	Notes to Condensed Consolidated Financial Statements.

Audited Financial Statements:
F-17	Report of Independent Registered Public Accounting Firm;
F-18	Consolidated Balance Sheets as of December 31, 2019 and 2018;
F-19	Consolidated Statements of Operations and Comprehensive Loss for the years ended December 31, 2019 and 2018;
F-21	Consolidated Statement of Changes in Shareholders’ Deficit as of December 31, 2019 and 2018;
F-20	Consolidated Statements of Cash Flows for the years ended December 31, 2019 and 2018; and
F-22-33	Notes to Consolidated Financial Statements.

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NEW MOMENTUM CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2020 AND DECEMBER 31, 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	September 30, 2020	December 31, 2019
	(Unaudited)	(Audited)
ASSETS
Current asset:
Cash and cash equivalents	$34,067	$9,343
Accounts receivable	6,163	503
Deposits, prepayments and other receivables	11,778	11,471

Total current assets	52,008	21,317

TOTAL ASSETS	$52,008	$21,317

LIABILTIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accrued liabilities and other payables	$9,260	$682
Amount due to a related company	-	22,840
Amount due to a director	151,278	83,377

Total current liabilities	160,538	106,899

TOTAL LIABILITIES	160,538	106,899

Commitments and contingencies

SHAREHOLDERS’ DEFICIT
Preferred stock,
Common stock, $0.0001 par value; 500,000,000 shares authorized; 320,868,500 shares and 10,000,000 shares issued and outstanding	320,869	10,000
Accumulated other comprehensive losses	(719)	(553)
Accumulated losses	(428,680)	(95,029)

Shareholders’ deficit	(108,530)	(85,582)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$52,008	$21,317

See accompanying notes to condensed consolidated financial statements.

F-1

NEW MOMENTUM CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

	Three Months ended September 30,		Nine Months ended September 30,
	2020	2019	2020	2019

Revenue, net	$5,872	$44	$16,202	$315

Cost of revenue	(5,214)	-	(5,214)	-

Gross profit	658	44	10,988	315

Operating expenses:
General and administrative expenses	(8,413)	(4,347)	(16,131)	(20,889)
Legal and professional fee	(5,001)	-	(17,640)	-
Total operating expenses	(13,414)	(4,347)	(33,773)	(20,889)

Other income
Interest income	1	1	1	4

LOSS BEFORE INCOME TAXES	(12,755)	(4,302)	(22,782)	(20,570)

Income tax expense	-	-	-	-

NET LOSS	(12,755)	(4,302)	(22,782)	(20,570)

Other comprehensive income (loss):
Foreign currency translation gain	(5)	126	(166)	36

COMPREHENSIVE LOSS	$(12,760)	$(4,176)	$(22,948)	$(20,534)

Basic and diluted weighted average shares outstanding	303,973,473	10,000,000	108,706,422	10,000,000

Basic and diluted net loss per share	$(0.00)	$(0.00)	$(0.00)	$(0.00)

See accompanying notes to condensed consolidated financial statements.

F-2

NEW MOMENTUM CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

	Nine months ended September 30,
	2020	2019

Cash flow from operating activities:
Net loss	$(22,782)	$(20,570)

Change in operating assets and liabilities:
Accounts receivable	(5,660)	4,238
Deposits, prepayments and other receivables	(307)	7,447
Accrued expenses and other payables	8,578	(5,916)
Net cash used in operating activities	(20,171)	(14,803)

Cash flow from financing activities:
Advances from a director	67,901	54,032
Repayment to related companies	(22,840)	(38,589)

Net cash provided by financing activities	45,061	15,443

Effect on exchange rate change on cash and cash equivalents	(166)	36

Net change in cash and cash equivalents	24,724	676

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	9,343	5,111

CASH AND CASH EQUIVALENTS, END OF PERIOD	$34,067	$5,787

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for tax	$-	$-
Cash paid for interest	$-	$-

See accompanying notes to condensed consolidated financial statements.

F-3

NEW MOMENTUM CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

	Common stock		Accumulated other comprehensive	Accumulated	Total shareholders’
	No. of shares	Amount	losses	losses	deficit

Balance as at January 1, 2019	10,000,000	$10,000	$(371)	$(75,518)	$(65,889)

Foreign currency translation adjustment	-	-	28	-	28
Net loss for the period	-	-	-	(7,301)	(7,301)

Balance as at March 31, 2019	10,000,000	10,000	(343)	(82,819)	(73,162)

Foreign currency translation adjustment	-	-	(118)	-	(118)
Net loss for the period	-	-	-	(8,967)	(8,967)

Balance as at June 30, 2019	10,000,000	10,000	(461)	(91,786)	(82,247)

Foreign currency translation adjustment	-	-	126	-	126
Net loss for the period	-	-	-	(4,302)	(4,302)

Balance as at September 30, 2019	10,000,000	$10,000	$(335)	$(96,088)	$(86,423)

Balance as at January 1, 2020	10,000,000	10,000	$(553)	$(95,029)	$(85,582)

Foreign currency translation adjustment	-	-	(123)	-	(123)
Net income for the period	-	-	-	6,777	6,777

Balance as at March 31, 2020	10,000,000	10,000	(676)	(88,252)	(78,928)

Foreign currency translation adjustment	-	-	(38)	-	(38)
Net loss for the period	-	-	-	(16,804)	(16,804)

Balance as at June 30, 2019	10,000,000	10,000	(714)	(105,056)	(95,770)

Shares issued for acquisition of legal acquirer	310,868,500	310,869	-	(310,869)	-

Foreign currency translation adjustment	-	-	(5)	-	(5)
Net loss for the period	-	-	-	(12,755)	(12,755)

Balance as at September 30, 2020	320,868,500	$320,869	$(719)	$(428,680)	$(108,530)

See accompanying notes to condensed consolidated financial statements.

F-4

NEW MOMENTUM CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

1. DESCRIPTION OF BUSINESS AND ORGANIZATION

New Momentum Corporation (formerly known as Eason Education Kingdom Holdings, Inc.) (the “Company”) was incorporated under the law of the State of Nevada on July 1, 1999. The Company through its subsidiaries, mainly operates a smartphone application to provide the online platform with “Book Now, Pay Later” flight booking service for travelers among over 500 airlines worldwide to search and secured their tickets. With a simple, user-friendly interface, the Company enables customers to arrange and book the multiple-stop itineraries, and to check their bookings through official airline websites using the Gagfare booking reference number on http://presscentre.asia/gagfare.html.

On February 12, 2015, Michael Vardakis, the then major shareholder, entered into a Stock Purchase Agreement with Kin Hon Chu (“New Majority Shareholder”) wherein Mr. Vardakis sold 8,813,225 shares of the Company’s common stock, representing approximately 85% of all issued and outstanding shares to Mr. Chu.

On July 6, 2020, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”), by and among the Company, Nemo Holding Company Limited, a British Virgin Islands corporation (“Nemo Holding”), and the holders of common shares of Nemo Holding. The holders of the common stock of Nemo Holding consisted of 29 stockholders.

Under the terms and conditions of the Share Exchange Agreement, the Company issued 10,000,000 shares of common stock in consideration for all the issued and outstanding shares in Nemo Holding. Leung Tin Lung David, the Company’s sole officer and director, is the beneficial holder of 6,000,000 common shares, or 60%, of the issued and outstanding shares of Nemo Holding. The effect of the issuance of the 10,000,000 shares issued under the Share Exchange Agreement represents 10.8% of the issued and outstanding shares of common stock of the Company. Both the Company and Nemo Holding are controlled by the same management team. Upon completion of the Share Exchange Transaction, Nemo Holding became a 100% owned subsidiary of the Company.

Because the Company is a shell company, Nemo Holding will comprise the ongoing operations of the combined entity and its senior management will serve as the senior management of the combined entity, Nemo Holding is deemed to be the accounting acquirer for accounting purposes. The transaction will be treated as a recapitalization of the Company. Accordingly, the consolidated assets, liabilities and results of operations of the Company will become the historical financial statements of Nemo Holding, and the Company’s assets, liabilities and results of operations will be consolidated with Nemo Holding beginning on the acquisition date. Nemo Holding was the legal acquiree but deemed to be the accounting acquirer. The Company was the legal acquirer but deemed to be the accounting acquiree in the reverse merger. The historical financial statements prior to the acquisition are those of the accounting acquirer (Nemo Holding). After completion of the Share Exchange Transaction, the Company’s condensed consolidated financial statements include the assets and liabilities, the operations and cash flow of the accounting acquirer.

Description of subsidiaries

Name	Place of incorporation and kind of legal entity	Principal activities	Particulars of registered/ paid up share capital	Effective interest held

NEMO Holding Company Limited	British Virgin Islands	Investment holding	10,000 ordinary shares at par value of US$1	100%

Gagfare Limited	Hong Kong	Travel agency	500,000 ordinary shares for HK$500,000	100%

The Company and its subsidiaries are hereinafter referred to as (the “Company”).

F-5

2. GOING CONCERN UNCERTAINTIES

The accompanying condensed consolidated financial statements have been prepared using the going concern basis of accounting, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company has suffered from shareholders’ deficit of $108,530 and net current liabilities of $108,530 at September 30, 2020. In addition, with respect to the ongoing and evolving coronavirus (COVID-19) outbreak, which was designated as a pandemic by the World Health Organization on March 11, 2020, the outbreak has caused substantial disruption in international economies and global trades and if repercussions of the outbreak are prolonged, could have a significant adverse impact on the Company’s business.

The continuation of the Company as a going concern through September 30, 2021 is dependent upon the continued financial support from its stockholders. Management believes the Company is currently pursuing additional financing for its operations. However, there is no assurance that the Company will be successful in securing sufficient funds to sustain the operations.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. These condensed consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets and liabilities that may result in the Company not being able to continue as a going concern.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying condensed consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying condensed consolidated financial statements and notes.

• Basis of presentation

These accompanying condensed consolidated financial statements have been prepared in U.S. Dollars in conformity with generally accepted accounting principles in the United States of America (“U.S. GAAP”) for interim financial information pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary to make the financial statements not misleading have been included. Operating results for the interim period ended September 30, 2020 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2020. The information included in this Form 10-Q should be read in conjunction with Management’s Discussion and Analysis, and the financial statements and notes thereto included in the Company’s Form 8-K, as filed with the SEC on July 8, 2020.

• Use of estimates and assumptions

In preparing these condensed consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenues and expenses during the years reported. Actual results may differ from these estimates.

• Basis of consolidation

The condensed consolidated financial statements include the financial statements of the Company and its subsidiary. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

• Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

F-6

• Accounts receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest, which are due within contractual payment terms, generally 30 to 90 days from completion of service. Credit is extended based on evaluation of a customer’s financial condition, the customer credit-worthiness and their payment history. Accounts receivable outstanding longer than the contractual payment terms are considered past due. Past due balances over 90 days and over a specified amount are reviewed individually for collectability. At the end of fiscal year, the Company specifically evaluates individual customer’s financial condition, credit history, and the current economic conditions to monitor the progress of the collection of accounts receivables. The Company will consider the allowance for doubtful accounts for any estimated losses resulting from the inability of its customers to make required payments. For the receivables that are past due or not being paid according to payment terms, the appropriate actions are taken to exhaust all means of collection, including seeking legal resolution in a court of law. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers. As of September 30, 2020 and December 31, 2019, there was no allowance for doubtful accounts.

• Revenue recognition

The Company adopted Accounting Standards Codification (“ASC”) 606 – Revenue from Contracts with Customers” (“ASC 606”) as of January 1, 2019 using the modified retrospective method. This method allows the Company to apply ASC 606 to new contracts entered into after January 1, 2019, and to its existing contracts for which revenue earned through December 31, 2018 has been recognized under the guidance in effect prior to the effective date of ASC 606. The revenue recognition processes the Company applied prior to adoption of ASC 606 align with the recognition and measurement guidance of the new standard, therefore adoption of ASC 606 did not require a cumulative adjustment to opening equity.

Under ASC 606, a performance obligation is a promise within a contract to transfer a distinct good or service, or a series of distinct goods and services, to a customer. Revenue is recognized when performance obligations are satisfied and the customer obtains control of promised goods or services. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled to receive in exchange for goods or services. Under the standard, a contract’s transaction price is allocated to each distinct performance obligation. To determine revenue recognition for arrangements that the Company determines are within the scope of ASC 606, the Company performs the following five steps:

•	identify the contract with a customer;
•	identify the performance obligations in the contract;
•	determine the transaction price;
•	allocate the transaction price to performance obligations in the contract; and
•	recognize revenue as the performance obligation is satisfied.

The Company records its revenue from booking income upon the ticket booking service is rendered to travelers. The Company also records its revenue from the sale of air tickets upon the confirmation and issuance of tickets to the travelers.

• Income taxes

The Company adopted the ASC 740 Income tax provisions of paragraph 740-10-25-13, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the condensed consolidated financial statements. Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the condensed consolidated financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of paragraph 740-10-25-13.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

F-7

• Uncertain tax positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the ASC 740 provisions of Section 740-10-25 for the three and nine months ended September 30, 2020 and 2019.

• Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the condensed consolidated statement of operations.

The reporting currency of the Company is United States Dollar (“US$”) and the accompanying condensed consolidated financial statements have been expressed in US$. In addition, the Company is operating in Hong Kong and maintains its books and record in its local currency, Hong Kong Dollars (“HKD”), which is a functional currency as being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiary whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “ Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statements of changes in stockholder’s equity.

Translation of amounts from HKD into US$ has been made at the following exchange rates for the nine months ended September 30, 2020 and 2019:

	September 30, 2020	September 30, 2019
Period-end HKD:US$ exchange rate	0.12903	0.12734
Period average HKD:US$ exchange rate	0.12891	0.12746

• Comprehensive income

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying condensed consolidated statements of changes in stockholders’ equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

• Leases

The Company adopted Topic 842, Leases (“ASC 842”), using the modified retrospective approach through a cumulative-effect adjustment and utilizing the effective date of January 1, 2019 as its date of initial application, with prior periods unchanged and presented in accordance with the previous guidance in Topic 840, Leases (“ASC 840”).

At the inception of an arrangement, the Company determines whether the arrangement is or contains a lease based on the unique facts and circumstances present. Leases with a term greater than one year are recognized on the balance sheet as right-of-use (“ROU”) assets, lease liabilities and long-term lease liabilities. The Company has elected not to recognize on the balance sheet leases with terms of one year or less. Operating lease liabilities and their corresponding right-of-use assets are recorded based on the present value of lease payments over the expected remaining lease term. However, certain adjustments to the right-of-use asset may be required for items such as prepaid or accrued lease payments. The interest rate implicit in lease contracts is typically not readily determinable. As a result, the Company utilizes its incremental borrowing rates, which are the rates incurred to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment.

F-8

In accordance with the guidance in ASC 842, components of a lease should be split into three categories: lease components (e.g. land, building, etc.), non-lease components (e.g. common area maintenance, consumables, etc.), and non-components (e.g. property taxes, insurance, etc.). Subsequently, the fixed and in-substance fixed contract consideration (including any related to non-components) must be allocated based on the respective relative fair values to the lease components and non-lease components.

Lease expense is recognized on a straight-line basis over the lease terms. Lease expense includes amortization of the ROU assets and accretion of the lease liabilities. Amortization of ROU assets is calculated as the periodic lease cost less accretion of the lease liability. The amortized period for ROU assets is limited to the expected lease term.

The Company has elected a practical expedient to combine the lease and non-lease components into a single lease component. The Company also elected the short-term lease measurement and recognition exemption and does not establish ROU assets or lease liabilities for operating leases with terms of 12 months or less.

• Related parties

The Company follows the ASC 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The condensed consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of condensed consolidated or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

• Commitments and contingencies

The Company follows the ASC 450-20, Commitments to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s condensed consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

F-9

• Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by paragraph 820-10-35-37 of the FASB Accounting Standards Codification are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and cash equivalents, accounts receivable, deposits, prepayment and other receivables, amount due from a director and operating lease right-of-use assets, approximate their fair values because of the short maturity of these instruments.

•  Recent accounting pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

Accounting Standards Adopted

In February 2016, the FASB issued ASU 2016-02, Leases (“ASU 2016-02”) in order to increase transparency and comparability among organizations by recognizing right-of-use assets and lease liabilities on the balance sheet for those leases classified as operating leases under previous generally accepted accounting principles. ASU 2016-02 requires a lessee to recognize a lease liability for future lease payments and a right-of-use asset representing the right to use the underlying asset for the lease term on the balance sheet for most lease arrangements. The new standard also changes many key definitions, including the definition of a lease. The new standard includes a short-term lease exception for leases with a term of 12 months or less, as part of which a lessee can make an accounting policy election not to recognize right-of-use assets and lease liabilities. Lessees will continue to differentiate between finance leases (previously referred to as capital leases) and operating leases using classification criteria that are substantially similar to the previous guidance in ASC 840.

F-10

ASU 2016-02 is effective for fiscal years beginning after December 15, 2018 (including interim periods within those periods) and early adoption is permitted. In August 2018, the FASB issued ASU 2018-11, Leases, Targeted Improvements, which provides a new transition option in which an entity initially applies ASU 2016-02 at the adoption date and recognizes a cumulative-effect adjustment in the period of adoption. Prior period comparative balances will not be adjusted. The Company used the new transition option and was also utilizing the package of practical expedients that allows it to not reassess: (1) whether any expired or existing contracts are or contain leases, (2) lease classification for any expired or existing leases, and (3) initial direct costs for any existing leases. We also used the short-term lease exception for leases with a term of 12 months or less. Additionally, the Company used the practical expedient that allowed each separate lease component of a contract and the associated non-lease components to be treated as a sinNemo Holdinge lease component. The exercise of lease renewal options is at our discretion and the renewal to extend the lease terms are not included in the Company’s Right-Of-Use assets and lease liabilities as they are not reasonably certain of exercise. The Company will evaluate the renewal options and when they are reasonably certain of exercise, the Company will include the renewal period in its lease term. As of the January 1, 2019, effective date the Company identified one finance lease arrangement in which it is a lessee.

In calculating the present value of the lease payments, the Company applied an individual discount rate for each of its leases, and determined the appropriate discount rate based on the remaining lease terms at the date of adoption. As the lessee to several lease agreements, the Company did not have insight into the relevant information that would be required to arrive at the rate implicit in the lease. Therefore, the Company utilized its outstanding borrowings as a benchmark to determine the incremental borrowing rate for its leases. The benchmark rate was adjusted to arrive at an appropriate discount rate for each lease.

In June 2018, the FASB issued ASU No. 2018-07, Compensation-Stock Compensation: Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”), which expands the scope of Compensation – Stock Compensation (“Topic 718”) to include share-based payment transactions for acquiring goods and services from nonemployees. This amendment applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The Company adopted ASU 2018-07 on January 1, 2019. The impact was immaterial to the financial statements.

In June 2018, the FASB issued ASU No. 2018-08, Not-For-Profit Entities – Clarifying the Scope and the Accounting Guidance for Contributions Received and Contributions Made (“ASU 2018-08”). ASU 2018-08 clarifies how an entity determines whether a resource provider is participating in an exchange transaction by evaluating whether the resource provider is receiving commensurate value in return for the resources transferred. The guidance is effective for annual periods beginning after June 15, 2018, including interim periods within those annual periods, and has been adopted on a modified prospective basis. The modified prospective adoption is applied to agreements that are not completed as of the effective date, or entered into after the effective date. Under the modified prospective adoption approach, prior period results have not been restated and no cumulative-effect adjustment has been recorded. The Company does not expect this standard to have a material impact on its financial statements.

Accounting Standards Issued, Not Adopted

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments – Credit Losses: Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). This ASU requires measurement and recognition of expected credit losses for financial assets. ASU 2016-13 also requires new disclosures for financial assets measured at amortized cost, loans and available-for-sale debt securities. ASU 2016-13 is effective for the Company beginning January 1, 2023. Entities will apply the standard’s provisions as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is adopted. The Company is currently evaluating the potential effect of this standard on its financial statements. The Company does not expect this standard to have a material impact on its financial statements.

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (“ASU 2018-13”), which eliminates, adds and modifies certain disclosure requirements for fair value measurements. The amendment is effective for interim and annual reporting periods beginning after December 15, 2019. The Company is currently assessing the impact this will have on the financial statements.

In November 2018, the FASB issued ASU No. 2018-18, Collaborative Arrangements (“ASU 2018-18”), which clarifies the interaction between ASC 808, Collaborative Arrangements and ASC 606, Revenue from Contracts with Customers. Certain transactions between participants in a collaborative arrangement should be accounted for under ASC 606 when the counterparty is a customer. In addition, ASU 2018-18 precludes an entity from presenting consideration from a transaction in a collaborative arrangement as revenue if the counterparty is not a customer for that transaction. ASU 2018-18 should be applied retrospectively to the date of initial application of ASC 606. This guidance is effective for interim and fiscal periods beginning after December 15, 2019. The Company is currently assessing the impact this will have on the financial statements.

F-11

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes: Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which eliminates certain exceptions related to the approach for intraperiod tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. The new guidance also simplifies aspects of the accounting for franchise taxes and enacted changes in tax laws or rates and clarifies the accounting for transactions that result in a step-up in the tax basis of goodwill. The standard is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2020, with early adoption permitted. Adoption of the standard requires certain changes to be made prospectively, with some changes to be made retrospectively. The Company does not expect the adoption of this standard to have a material impact on its financial position, results of operations or cash flows.

4. AMOUNTS DUE TO RELATED COMPANIES AND A DIRECTOR

The amounts represented temporary advances to the Company by its related companies and a director, which were unsecured, interest-free and had no fixed terms of repayments.

5. SHAREHOLDERS’ DEFICIT

Authorized shares

As of September 30, 2020 and December 31, 2019, the Company authorized two classes of stock; 500,000,000 shares of common stock at par value of $0.001 and 175,000,000 Class A preferred stock at par value of $0.001.

Issued and outstanding shares

There are 320,868,500 and 10,000,000 common shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively.

6. INCOME TAX

The Company mainly operates in Hong Kong that is subject to taxes in the governing jurisdictions in which it operates. The effective tax rate in the period presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rate, as follows:

United States of America

NNAX is registered in the State of Nevada and is subject to US federal corporate income tax. The U.S. Tax Cuts and Jobs Act (the “Tax Reform Act”) was signed into law. The Tax Reform Act significantly revised the U.S. corporate income tax regime by, among other things, lowering the U.S. corporate tax rate from 35% to 21% effective January 1, 2018. The Company’s policy is to recognize accrued interest and penalties related to unrecognized tax benefits in its income tax provision. The Company has not accrued or paid interest or penalties which were not material to its results of operations for the periods presented. Deferred tax asset is not provided for as the tax losses may not be able to carry forward after a change in substantial ownership of the Company in July 2020.

BVI

Under the current BVI law, the Company is not subject to tax on income.

F-12

Hong Kong

The Company’s subsidiary operating in Hong Kong is subject to the Hong Kong Profits Tax at the two-tiered profits tax rates from 8.25% to 16.5% on the estimated assessable profits arising in Hong Kong during the current year, after deducting a tax concession for the tax year. The reconciliation of income tax rate to the effective income tax rate for the nine months ended September 30, 2020 and 2019 is as follows:

	Nine months ended September 30,
	2020	2019

Income (loss) before income taxes	$(22,782)	$(20,570)
Statutory income tax rate	16.5%	16.5%
Income tax expense at statutory rate	(3,759)	(3,394)
Net operating loss	3,759	3,394
Income tax expense	$-	$-

As of September 30, 2020 and December 31, 2019, the operation in Hong Kong incurred $118,255 and $95,473 of cumulative net operating losses which can be carried forward to offset future taxable income at no expiry. The Company has provided for a full valuation allowance against the deferred tax assets of $19,512 and $15,753 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

7. RELATED PARTY TRANSACTIONS

From time to time, the directors of the Company advanced funds to the Company for working capital purpose. Those advances are unsecured, non-interest bearing and had no fixed terms of repayment.

During the three and nine months ended September 30, 2020 and 2019, the Company has been provided free office space by its shareholder. The management determined that such cost is nominal and did not recognize the rent expense in its condensed consolidated financial statements.

Since February 1, 2016, the Company was granted with the right of use to the website and mobile application platforms by JJ Explorer Tours Limited (“JJ Explorer”), which was also controlled by the directors of the Company. Also, the Company formed a cooperation partnership with JJ Explorer whereas JJ Explorer invested to develop and maintained the operations of the Gagfare web and mobile application platforms in a term of 5 years, to be expired on January 31, 2021. In return, JJ Explorer would share 50% of the net earnings generated by the Company in the use of its web and mobile application platforms during the cooperation period. For the three and nine months ended September 30, 2020 and 2019, the Company did not record the service charges and paid to JJ Explorer.

As of September 30, 2020 and December 31, 2019, the Company owed to directors $151,278 and $83,377, respectively. The amounts due to the related parties are unsecured, non-interest bearing and have no fixed terms of repayment.

Apart from the transactions and balances detailed elsewhere in these accompanying condensed consolidated financial statements, the Company has no other significant or material related party transactions during the periods presented.

8. CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a) Major customers

For the three and nine months ended September 30, 2020 and 2019, there was no single customer exceeding 10% of the Company’s revenue.

(b) Economic and political risk

The Company’s major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence the Company’s business, financial condition, and results of operations.

F-13

(c) Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain steady; therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of the fluctuating exchange rate actually post higher or lower profit depending on exchange rate of HKD converted to US$ on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

9. COMMITMENTS AND CONTINGENCIES

As of September 30, 2020 and December 31, 2019, the Company has no material commitments or contingencies.

10. SUBSEQUENT EVENTS

On October 19, 2020, the Company approved the 2020 Stock Incentive Plan (the “Plan”) and authorized the directors to issue the maximum shares of common stock of 20,000,000, par value $0.001 per share under the Plan.

On October 23, 2020, the Company issued 19,400,000 shares of common stock under the Plan to compensate certain consultants and service providers in rendering the services to the Company.

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before condensed consolidated financial statements are issued, the Company has evaluated all events or transactions that occurred after September 30, 2020, up through November 11, 2020 the Company issued the unaudited condensed consolidated financial statements. The Company determined that there are no further events to disclose.

F-14

NEMO HOLDING COMPANY LIMITED Consolidated Financial Statements For The Years Ended December 31, 2019 And 2018 (With Report of Independent Registered Public Accounting Firm Thereon)

F-15

NEMO HOLDING COMPANY LIMITED

F-16

TOTAL ASIA ASSOCIATES PLT

(AF002128 & LLP0016837-LCA)

A Firm registered with US PCAOB and Malaysian MIA

Block C-3-1, Megan Avenue 1, 189, Off Jalan Tun Razak,

50400, Kuala Lumpur, Malaysia

Tel: (603) 2733 9989

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Director and Shareholder of

NEMO HOLDING COMPANY LIMITED

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of NEMO Holding Company Limited and its subsidiary (the ‘Company’) as of December 31, 2019 and 2018, and the related consolidated statements of operations and comprehensive loss, changes in shareholders’ deficit and cash flows for the years ended December 31, 2019 and 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years ended December 31, 2019 and 2018, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2 to the consolidated financial statements, the Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. These factors create an uncertainty as to the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ TOTAL ASIA ASSOCIATES PLT

TOTAL ASIA ASSOCIATES PLT

July 8, 2020

We have served as the Company’s auditor since 2020.

Kuala Lumpur, Malaysia

F-17

NEMO HOLDING COMPANY LIMITED

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	As of December 31,
	2019	2018
ASSETS
Current asset:
Cash and cash equivalents	$9,343	$5,111
Accounts receivable	503	8,175
Deposits, prepayments and other receivables	11,471	18,828

Total current assets	21,317	32,114

TOTAL ASSETS	$21,317	$32,114

LIABILTIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accrued liabilities and other payables	$682	$8,657
Amount due to a related company	22,840	60,232
Amounts due to directors	83,377	29,114

Total current liabilities	106,899	98,003

TOTAL LIABILITIES	106,899	98,003

Commitments and contingencies

SHAREHOLDERS’ DEFICIT
Ordinary shares, $1 par value; 50,000 shares authorized; 10,000 shares issued and outstanding	10,000	10,000
Accumulated other comprehensive losses	(553)	(371)
Accumulated losses	(95,029)	(75,518)

Shareholders’ deficit	(85,582)	(65,889)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$21,317	$32,114

See accompanying notes to consolidated financial statements.

F-18

NEMO HOLDING COMPANY LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”))

	Years ended December 31,
	2019	2018

Revenue, net	$183	$11,636

Cost of revenue	-	(11,018)

Gross profit	183	618

Operating expenses:
General and administrative expenses	(23,066)	(41,210)
Total operating expenses	(23,066)	(41,210)

Loss from operations	(22,883)	(40,592)

Other income:
Government subsidy	3,367	-
Interest income	5	2

Total other income	3,372	2

LOSS BEFORE INCOME TAXES	(19,511)	(40,590)

Income tax expense	-	-

NET LOSS	(19,511)	(40,590)

Other comprehensive loss :
Foreign currency translation loss	(182)	(92)

COMPREHENSIVE LOSS	$(19,693)	$(40,682)

See accompanying notes to consolidated financial statements.

F-19

NEMO HOLDING COMPANY LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”))

	Years ended December 31,
	2019	2018

Cash flow from operating activities:
Net loss	$(19,511)	$(40,590)

Change in operating assets and liabilities:
Accounts receivable	7,672	(3,238)
Deposits, prepayments and other receivables	7,357	12,805
Accrued expenses and other payables	(7,975)	3,116
Net cash used in operating activities	(12,457)	(27,907)

Csah flow from financing activities:
Advance from (repayment to) a director	54,263	(97,756)
(Repayment to) advance from related companies	(37,392)	67,930

Net cash generated from (used in) financing activities	16,871	(29,826)

Effect on exchange rate change on cash and cash equivalents	(182)	3,254

Net change in cash and cash equivalents	4,232	(54,479)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	5,111	59,590

CASH AND CASH EQUIVALENTS, END OF YEAR	$9,343	$5,111

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for tax	$-	$-
Cash paid for interest	$-	$-

See accompanying notes to consolidated financial statements.

F-20

NEMO HOLDING COMPANY LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Common stock		Accumulated other		Total
	No. of shares	Amount	comprehensive losses	Accumulated losses	shareholders’ deficit

Balance as at January 1, 2018	10,000	$10,000	$(279)	$(34,928)	$(25,207)

Foreign currency translation adjustment	-	-	(92)	-	(92)

Net loss for the year	-	-	-	(40,590)	(40,590)

Balance as at December 31, 2018	10,000	$10,000	$(371)	$(75,518)	$(65,889)

Balance as at January 1, 2019	10,000	$10,000	$(371)	$(75,518)	$(65,889)

Foreign currency translation adjustment	-	-	(182)	-	(182)

Net loss for the year	-	-	-	(19,511)	(19,511)

Balance as at December 31, 2019	10,000	$10,000	$(553)	$(95,029)	$(85,582)

See accompanying notes to consolidated financial statements.

F-21

NEMO HOLDING COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

1.	DESCRIPTION OF BUSINESS AND ORGANIZATION

NEMO Holding Company Limited (the “Company”or “NHCL”) is incorporated as a BVI Business Company with limited liability on April 24, 2020 in the British Virgin Islands (the “BVI”). The Company through its subsidiary, mainly operates a smartphone application to provide the online platform with “Book Now, Pay Later” flight booking service for travelers among over 500 airlines worldwide to search and secured their tickets. With a simple, user-friendly interface, the Company enables customers to arrange and book the multiple-stop itineraries, and to check their bookings through official airline websites using the Gagfare booking reference number on http://presscentre.asia/gagfare.html.

Pursuant to its Memorandom of Association, the authorized capital is amounted to US$50,000 representing 50,000 ordinary shares with a par value of $1 at its inception.

On June 29, 2020, the Company consummated the Share Exchange Transaction among Gagfare Limited (“GL”) and its shareholders. Both the Company and GL are controlled by the same management team. Upon completion of the Share Exchange Transaction, GL became a 100% owed subsidiary of the Company.

Because the Company is a shell company, GL will comprise the ongoing operations of the combined entity and its senior management will serve as the senior management of the combined entity, GL is deemed to be the accounting acquirer for accounting purposes. The transaction will be treated as a recapitalization of the Company. Accordingly, the consolidated assets, liabilities and results of operations of the Company will become the historical financial statements of GL, and the Company’s assets, liabilities and results of operations will be consolidated with GL beginning on the acquisition date. GL was the legal acquiree but deemed to be the accounting acquirer. The Company was the legal acquirer but deemed to be the accounting acquiree in the reverse merger. The historical financial statements prior to the acquisition are those of the accounting acquirer (GL). After completion of the Share Exchange Transaction, the Company’s consolidated financial statements include the assets and liabilities, the operations and cash flow of the accounting acquirer.

Description of subsidiary

Name	Place of incorporation and kind of legal entity	Principal activities	Particulars of registered/ paid up share capital	Effective interest held

Gagfare Limited	Hong Kong	Travel agency	500,000 ordinary shares at par value of HK$1	100%

The Company and its subsidiary are hereinafter referred to as (the “Company”).

2.	GOING CONCERN UNCERTAINTIES

The accompanying consolidated financial statements have been prepared using the going concern basis of accounting, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

F-22

NEMO HOLDING COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

The Company has suffered from continuous loss from its inception and shareholders’ deficit and net current liabilities of $85,582 at December 31, 2019. In addition, with respect to the ongoing and evolving coronavirus (COVID-19) outbreak, which was designated as a pandemic by the World Health Organization on March 11, 2020, the outbreak has caused substantial disruption in international economies and global trades and if repercussions of the outbreak are prolonged, could have a significant adverse impact on the Company’s business.

The continuation of the Company as a going concern through December 31, 2020 is dependent upon the continued financial support from its shareholders. Management believes the Company is currently pursuing additional financing for its operations. However, there is no assurance that the Company will be successful in securing sufficient funds to sustain the operations.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets and liabilities that may result in the Company not being able to continue as a going concern.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying consolidated financial statements and notes.

•	Basis of presentation

These accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

•	Use of estimates and assumptions

In preparing these consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenues and expenses during the years reported. Actual results may differ from these estimates.

•	Basis of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiary. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

•	Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

F-23

NEMO HOLDING COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

•	Accounts receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest, which are due within contractual payment terms, generally 30 to 90 days from completion of service. Credit is extended based on evaluation of a customer's financial condition, the customer credit-worthiness and their payment history. Accounts receivable outstanding longer than the contractual payment terms are considered past due. Past due balances over 90 days and over a specified amount are reviewed individually for collectibility. At the end of fiscal year, the Company specifically evaluates individual customer’s financial condition, credit history, and the current economic conditions to monitor the progress of the collection of accounts receivables. The Company will consider the allowance for doubtful accounts for any estimated losses resulting from the inability of its customers to make required payments. For the receivables that are past due or not being paid according to payment terms, the appropriate actions are taken to exhaust all means of collection, including seeking legal resolution in a court of law. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers. As of December 31, 2019 and 2018, there was no allowance for doubtful accounts.

•	Revenue recognition

The Company adopted Accounting Standards Codification (“ASC”) 606 – Revenue from Contracts with Customers” (“ASC 606”) as of January 1, 2019 using the modified retrospective method. This method allows the Company to apply ASC 606 to new contracts entered into after January 1, 2019, and to its existing contracts for which revenue earned through December 31, 2018 has been recognized under the guidance in effect prior to the effective date of ASC 606. The revenue recognition processes the Company applied prior to adoption of ASC 606 align with the recognition and measurement guidance of the new standard, therefore adoption of ASC 606 did not require a cumulative adjustment to opening equity.

Under ASC 606, a performance obligation is a promise within a contract to transfer a distinct good or service, or a series of distinct goods and services, to a customer. Revenue is recognized when performance obligations are satisfied and the customer obtains control of promised goods or services. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled to receive in exchange for goods or services. Under the standard, a contract’s transaction price is allocated to each distinct performance obligation. To determine revenue recognition for arrangements that the Company determines are within the scope of ASC 606, the Company performs the following five steps:

•	identify the contract with a customer;
•	identify the performance obligations in the contract;
•	determine the transaction price;
•	allocate the transaction price to performance obligations in the contract; and
•	recognize revenue as the performance obligation is satisfied.

The Company records its revenue from booking income upon the ticket booking service is rendered to travelers. The Company also records its revene from the sale of air tickets upon the confirmation and issuance of tickets to the travelers.

•	Income taxes

The Company adopted the ASC 740 Income tax provisions of paragraph 740-10-25-13, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the consolidated financial statements. Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of paragraph 740-10-25-13.

F-24

NEMO HOLDING COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

•	Uncertain tax positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the ASC 740 provisions of Section 740-10-25 for the years ended December 31, 2019 and 2018.

•	Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the consolidated statement of operations.

The reporting currency of the Company is United States Dollar ("US$") and the accompanying consolidated financial statements have been expressed in US$. In addition, the Company is operating in Hong Kong and maintain its books and record in its local currency, Hong Kong Dollars (“HKD”), which is a functional currency as being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiary whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “ Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statements of changes in shareholders’ equity.

Translation of amounts from HKD into US$ has been made at the following exchange rates for the years ended December 31, 2019 and 2018:

	December 31, 2019	December 31, 2018
Period-end HKD:US$ exchange rate	0.12842	0.12769
Period average HKD:US$ exchange rate	0.12764	0.12760

•	Comprehensive income

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying consolidated statements of changes in shareholders’ equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

F-25

NEMO HOLDING COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

•	Leases

The Company adopted Topic 842, Leases (“ASC 842”), using the modified retrospective approach through a cumulative-effect adjustment and utilizing the effective date of January 1, 2019 as its date of initial application, with prior periods unchanged and presented in accordance with the previous guidance in Topic 840, Leases (“ASC 840”).

At the inception of an arrangement, the Company determines whether the arrangement is or contains a lease based on the unique facts and circumstances present. Leases with a term greater than one year are recognized on the balance sheet as right-of-use (“ROU”) assets, lease liabilities and long-term lease liabilities. The Company has elected not to recognize on the balance sheet leases with terms of one year or less. Operating lease liabilities and their corresponding right-of-use assets are recorded based on the present value of lease payments over the expected remaining lease term. However, certain adjustments to the right-of-use asset may be required for items such as prepaid or accrued lease payments. The interest rate implicit in lease contracts is typically not readily determinable. As a result, the Company utilizes its incremental borrowing rates, which are the rates incurred to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment.

In accordance with the guidance in ASC 842, components of a lease should be split into three categories: lease components (e.g. land, building, etc.), non-lease components (e.g. common area maintenance, consumables, etc.), and non-components (e.g. property taxes, insurance, etc.). Subsequently, the fixed and in-substance fixed contract consideration (including any related to non-components) must be allocated based on the respective relative fair values to the lease components and non-lease components.

Lease expense is recognized on a straight-line basis over the lease terms. Lease expense includes amortization of the ROU assets and accretion of the lease liabilities. Amortization of ROU assets is calculated as the periodic lease cost less accretion of the lease liability. The amortized period for ROU assets is limited to the expected lease term.

The Company has elected a practical expedient to combine the lease and non-lease components into a single lease component. The Company also elected the short-term lease measurement and recognition exemption and does not establish ROU assets or lease liabilities for operating leases with terms of 12 months or less.

•	Related parties

The Company follows the ASC 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

F-26

NEMO HOLDING COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

The consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

•	Commitments and contingencies

The Company follows the ASC 450-20, Commitments to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

•	Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by paragraph 820-10-35-37 of the FASB Accounting Standards Codification are described below:

F-27

NEMO HOLDING COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and cash equivalents, accounts receivable, deposits, prepayment and other receivables, amount due from a director and operating lease right-of-use assets, approximate their fair values because of the short maturity of these instruments.

•	Recent accounting pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

Accounting Standards Adopted

In February 2016, the FASB issued ASU 2016-02, Leases (“ASU 2016-02”) in order to increase transparency and comparability among organizations by recognizing right-of-use assets and lease liabilities on the balance sheet for those leases classified as operating leases under previous generally accepted accounting principles. ASU 2016-02 requires a lessee to recognize a lease liability for future lease payments and a right-of-use asset representing the right to use the underlying asset for the lease term on the balance sheet for most lease arrangements. The new standard also changes many key definitions, including the definition of a lease. The new standard includes a short-term lease exception for leases with a term of 12 months or less, as part of which a lessee can make an accounting policy election not to recognize right-of-use assets and lease liabilities. Lessees will continue to differentiate between finance leases (previously referred to as capital leases) and operating leases using classification criteria that are substantially similar to the previous guidance in ASC 840.

F-28

NEMO HOLDING COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

ASU 2016-02 is effective for fiscal years beginning after December 15, 2018 (including interim periods within those periods) and early adoption is permitted. In August 2018, the FASB issued ASU 2018-11, Leases, Targeted Improvements, which provides a new transition option in which an entity initially applies ASU 2016-02 at the adoption date and recognizes a cumulative-effect adjustment in the period of adoption. Prior period comparative balances will not be adjusted. The Company used the new transition option and was also utilizing the package of practical expedients that allows it to not reassess: (1) whether any expired or existing contracts are or contain leases, (2) lease classification for any expired or existing leases, and (3) initial direct costs for any existing leases. We also used the short-term lease exception for leases with a term of 12 months or less. Additionally, the Company used the practical expedient that allowed each separate lease component of a contract and the associated non-lease components to be treated as a single lease component. The exercise of lease renewal options is at our discretion and the renewal to extend the lease terms are not included in the Company’s Right-Of-Use assets and lease liabilities as they are not reasonably certain of exercise. The Company will evaluate the renewal options and when they are reasonably certain of exercise, the Company will include the renewal period in its lease term. As of the January 1, 2019, effective date the Company identified one finance lease arrangement in which it is a lessee.

In calculating the present value of the lease payments, the Company applied an individual discount rate for each of its leases, and determined the appropriate discount rate based on the remaining lease terms at the date of adoption. As the lessee to several lease agreements, the Company did not have insight into the relevant information that would be required to arrive at the rate implicit in the lease. Therefore, the Company utilized its outstanding borrowings as a benchmark to determine the incremental borrowing rate for its leases. The benchmark rate was adjusted to arrive at an appropriate discount rate for each lease.

In June 2018, the FASB issued ASU No. 2018-07, Compensation-Stock Compensation: Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”), which expands the scope of Compensation – Stock Compensation (“Topic 718”) to include share-based payment transactions for acquiring goods and services from nonemployees. This amendment applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The Company adopted ASU 2018-07 on January 1, 2019. The impact was immaterial to the financial statements.

In June 2018, the FASB issued ASU No. 2018-08, Not-For-Profit Entities – Clarifying the Scope and the Accounting Guidance for Contributions Received and Contributions Made (“ASU 2018-08”). ASU 2018-08 clarifies how an entity determines whether a resource provider is participating in an exchange transaction by evaluating whether the resource provider is receiving commensurate value in return for the resources transferred. The guidance is effective for annual periods beginning after June 15, 2018, including interim periods within those annual periods, and has been adopted on a modified prospective basis. The modified prospective adoption is applied to agreements that are not completed as of the effective date, or entered into after the effective date. Under the modified prospective adoption approach, prior period results have not been restated and no cumulative-effect adjustment has been recorded. The Company does not expect this standard to have a material impact on its financial statements.

Accounting Standards Issued, Not Adopted

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments – Credit Losses: Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). This ASU requires measurement and recognition of expected credit losses for financial assets. ASU 2016-13 also requires new disclosures for financial assets measured at amortized cost, loans and available-for-sale debt securities. ASU 2016-13 is effective for the Company beginning January 1, 2023. Entities will apply the standard's provisions as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is adopted. The Company is currently evaluating the potential effect of this standard on its financial statements. The Company does not expect this standard to have a material impact on its financial statements.

F-29

NEMO HOLDING COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (“ASU 2018-13”), which eliminates, adds and modifies certain disclosure requirements for fair value measurements. The amendment is effective for interim and annual reporting periods beginning after December 15, 2019. The Company is currently assessing the impact this will have on the financial statements.

In November 2018, the FASB issued ASU No. 2018-18, Collaborative Arrangements (“ASU 2018-18”), which clarifies the interaction between ASC 808, Collaborative Arrangements and ASC 606, Revenue from Contracts with Customers. Certain transactions between participants in a collaborative arrangement should be accounted for under ASC 606 when the counterparty is a customer. In addition, ASU 2018-18 precludes an entity from presenting consideration from a transaction in a collaborative arrangement as revenue if the counterparty is not a customer for that transaction. ASU 2018-18 should be applied retrospectively to the date of initial application of ASC 606. This guidance is effective for interim and fiscal periods beginning after December 15, 2019. The Company is currently assessing the impact this will have on the financial statements.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes: Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which eliminates certain exceptions related to the approach for intraperiod tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. The new guidance also simplifies aspects of the accounting for franchise taxes and enacted changes in tax laws or rates and clarifies the accounting for transactions that result in a step-up in the tax basis of goodwill. The standard is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2020, with early adoption permitted. Adoption of the standard requires certain changes to be made prospectively, with some changes to be made retrospectively. The Company does not expect the adoption of this standard to have a material impact on its financial position, results of operations or cash flows.

4.	AMOUNTS DUE TO RELATED COMPANIES AND DIRECTORS

The amounts represented temporary advances to the Company by its related companies and directors, which were unsecured, interest-free and had no fixed terms of repayments.

5.	SHAREHOLDERS’ DEFICIT

Authorized shares

At inception, the Company’s authorized shares were 50,000 ordinary shares, with a par value of $1.

Issued and outstanding shares

At inception, the Company had 10,000 ordinary shares issued and outstanding.

F-30

NEMO HOLDING COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

6.	INCOME TAX

The Company mainly operates in Hong Kong that is subject to taxes in the governing jurisdictions in which it operates. The effective tax rate in the years presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rate, as follows:

BVI

Under the current BVI law, the Company is not subject to tax on income.

Hong Kong

The Company’s subsidiary operating in Hong Kong is subject to the Hong Kong Profits Tax at the two-tiered profits tax rates from 8.25% to 16.5% on the estimated assessable profits arising in Hong Kong during the current year, after deducting a tax concession for the tax year. The reconciliation of income tax rate to the effective income tax rate for the years ended December 31, 2019 and 2018 is as follows:

	Years ended December 31,
	2019	2018

Loss before income taxes	$(19,511)	$(40,590)
Statutory income tax rate	16.5%	16.5%
Income tax expense at statutory rate	(3,219)	(6,697)
Tax effect of non-taxable items	555	-
Net operating loss	2,664	6,697
Income tax expense	$-	$-

The following table sets forth the significant components of the deferred tax assets of the Company as of December 31, 2019 and 2018:

	As of December 31,
	2019	2018

Deferred tax assets:
Net operating loss carryforwards	$15,753	$11,977
Less: valuation allowance	(15,753)	(11,977)
Deferred tax assets, net	$-	$-

As of December 31, 2019 and 2018, the operation in Hong Kong incurred $95,473 and $72,590 of cumulative net operating losses which can be carried forward to offset future taxable income at no expiry. The Company has provided for a full valuation allowance against the deferred tax assets of $15,753 and $11,977 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

F-31

NEMO HOLDING COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

7.	RELATED PARTY TRANSACTIONS

From time to time, the directors of the Company advanced funds to the Company for working capital purpose. Those advances are unsecured, non-interest bearing and had no fixed terms of repayment.

During the years ended December 31, 2019 and 2018, the Company has been provided free office space by its shareholder. The management determined that such cost is nominal and did not recognize the rent expense in its consolidated financial statements.

Since February 1, 2016, the Company was granted with the right of use to the website and mobile application platforms by JJ Explorer Tours Limited (“JJ Explorer”), which was also controlled by the directors of the Company. Also, the Company formed a cooperation partnership with JJ Explorer whereas JJ Explorer invested to develop and maintained the operations of the Gagfare web and mobile application platforms in a term of 5 years, to be expired on January 31, 2021. In return, JJ Explorer would share 50% of the net earnings generated by the Company in the use of its web and mobile application platforms during the cooperation period. For the years ended December 31, 2019 and 2018, the Company did not record the service charges and paid to JJ Explorer.

As of December 31, 2019 and 2018, the Company owed to directors $83,377 and $29,114, respectively. The amounts due to the related parties are unsecured, non-interest bearing and have no fixed terms of repayment. Imputed interest from related party loans is not significant.

Apart from the transactions and balances detailed elsewhere in these accompanying consolidated financial statements, the Company has no other significant or material related party transactions during the years presented.

8.	CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a)	Major customers

For the years ended December 31, 2019 and 2018, there was no single customer exceeding 10% of the Company’s revenue.

(b)	Economic and political risk

The Company’s major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence the Company’s business, financial condition, and results of operations.

(c)	Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain steady; therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of the fluctuating exchange rate actually post higher or lower profit depending on exchange rate of HKD converted to US$ on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

F-32

NEMO HOLDING COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

9.	COMMITMENTS AND CONTINGENCIES

As of December 31, 2019 and 2018, the Company has no material commitments or contingencies.

10.	SUBSEQUENT EVENTS

On June 24, 2020, the Company consummated the Share Exchange Transaction among Gagfare Limited (“GL”) and its shareholders. Both the Company and GL are controlled by the same management team. Upon completion of the Share Exchange Transaction, GL became a 100% owed subsidiary of the Company.

On July 6, 2020, the Company and its shareholders executed a Share Exchange Agreement (“the “Share Exchange Agreement”) with Eason Education Kingdom Holdings Inc. (“EKKH”), a limited company organized under the laws of the State of Nevada. Pursuant to the Share Exchange Agreement, the Company agreed to sell its aggregate of 10,000 ordinary shares representing 100% of the issued and outstanding ordinary shares of the Company. As consideration, the Company’s Shareholders were received 10,000,000 shares of EKKH’s common stock, at a value of $0.60 per share, for an aggregate value of $6,000,000 (the “Shares”). The parties are entitled to terminate the Share Exchange Agreement if closing has not occurred on or prior to July 31, 2020. The consummation of the transactions contemplated in the Share Exchange Agreement is subject to normal and customary conditions precedent including, without limitation, satisfactory due diligence of the Company by EKKH.

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before consolidated financial statements are issued, the Company has evaluated all events or transactions that occurred after December 31, 2019, up through July 8, 2020, the Company issued the audited consolidated financial statements. The Company determined that there are no further events to disclose.

F-33

PART III—EXHIBITS

Index to Exhibits

Number	Exhibit Description

2.1	Articles of Incorporation, dated July 1, 1999 (1)
2.2	Amended and Restated Articles of Incorporation, dated December 9, 2010 (2)
2.3	Amendment to Articles of Incorporation dated June 18, 2020 (3)
2.4	Bylaws (4)
4.1*	Regulation A Subscription Agreement
6.1	Share Acquisition Agreement , dated August 6, 2020 by and among New Momentum Corporation, Beyond Blue Limited and certain shareholders of Beyond Blue Limited (5)
6.1.1

Share Exchange Agreement, dated July 6, 2020, by and among New Momentum Corp., Nemo Holding Company Limited, a British Virgin Islands corporation, and the holders of common stock of Nemo Holding Company Limited (6)

6.1.2	Agency Agreement with Travelliker.com Limited, dated August 12, 2020 (7)
6.1.3	Consulting Agreement with Venture Group Capital Group, dated August 13, 2020 (8)
11.1*	Consent of TOTAL ASIA ASSOCIATES PLT
11.2*	Consent of Jonathan D. Leinwand, P.A. (as contained in Exhibit 12.1)
12.1*	Opinion of Jonathan D. Leinwand, P.A.

________________

*Filed herewith

(1)	Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 (File No. 333-54002), filed with the Securities and Exchange Commission on January 19, 2001.
(2)	Incorporated by reference to the Registrant’s Definitive Information Statement on Schedule 14C (File No. 000-52273), filed with the Securities and Exchange Commission on November 17, 2010.
(3)	Incorporated by reference to the Registrant’s Current Report on Form 8-K dated filed with the Securities and Exchange Commission on July 8, 2020 .
(4)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K (File No. 000-52273), filed with the Securities and Exchange Commission on April 17, 2015.
(5)	Incorporated by reference to the Registrant’s Form 8-K filed with the Securities and Exchange Commission on August 6, 2020, as Exhibit 2.1 thereto.
(6)	Incorporated by reference to the Registrant’s Form 8-K filed with the Securities and Exchange Commission on July 6, 2020, as Exhibit 2.1 thereto.
(7)	Incorporated by reference to the Registrant’s Form 8-K filed with the Securities and Exchange Commission on August 19, 2020, as Exhibit 2.1 thereto.
(8)	Incorporated by reference to the Registrant’s Form 8-K filed with the Securities and Exchange Commission on August 19, 2020, as Exhibit 2.2 thereto.

45

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on January 22, 2021.

(Exact name of issuer as specified in its charter):	New Momentum Corporation

By:	/s/ Leung Tin Lung David
Leung Tin Lung David, President, Secretary, Treasurer and Director

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Leung Tin Lung David	Date: January 22 , 2021
Leung Tin Lung David, President, Secretary, Treasurer and Director

46